UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

SCHEDULE 14A

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Exchange Act of 1934

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Cal-Maine Foods, Inc.

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Notice of
Annual Meeting
and
Proxy Statement

October 2, 2020

NOTICE OF ANNUAL MEETING  October 2, 2020

TO THE STOCKHOLDERS:
The Annual Meeting of Stockholders of Cal-Maine Foods, Inc. will be held at the corporate offices of Cal-Maine Foods, Inc. at 3320 W. Woodrow Wilson Avenue, Jackson, Mississippi 392091, at 10:00 a.m., Central Time, on Friday, October 2, 2020, for the following purposes:
1.To elect six directors to serve for the ensuing year;
2.To approve our amended and restated 2012 omnibus long-term incentive plan;
3.To approve, on an advisory basis, the compensation of our named executive officers;
4.To ratify the selection of Frost, PLLC as our independent registered public accounting firm for fiscal year 2021; and
5.To consider and act upon such other matters as may properly come before the Annual Meeting or any adjournments thereof.
August 7, 2020, has been fixed as the record date for determination of stockholders entitled to vote at the Annual Meeting and to receive notice thereof.
Whether or not you plan to attend the meeting in person, it is important that your shares be represented and voted. So that we may be sure your vote will be included, please sign, date and return the enclosed proxy card promptly. A self-addressed, postage-paid return envelope is enclosed for your convenience.
FOR THE BOARD OF DIRECTORS
MAX P. BOWMAN, SECRETARY
Dated: August 31, 2020
STOCKHOLDERS ARE URGED TO VOTE BY DATING, SIGNING AND RETURNING THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.
1 * The Company is actively monitoring the public health and travel concerns relating to COVID-19 and the related recommendations and protocols issued by federal, state and local governments. Attendees will be expected to comply with CDC recommendations, such as: anyone who does not feel well should stay home; wear a cloth face covering before entering the building and leave the face covering on continuously once inside; wash your hands for at least 20 seconds, or use hand sanitizer with at least 60% alcohol; stay six feet away from other people; and cover coughs and sneezes. Face masks and hand sanitizer will available in the lobby and each person will be asked the appropriate screening questions prior to entering the building for the meeting. In the event that it is not possible or advisable to hold the 2020 annual meeting in person in Jackson, Mississippi as originally planned, the Company will announce alternative arrangements for the 2020 annual meeting as promptly as practicable, which may include holding the 2020 annual meeting solely by means of remote communication. Any such change, including details on how to participate, would be announced in advance by press release, a copy of which would be filed with the SEC as additional proxy solicitation materials and posted on the Company’s website at www.calmainefoods.com.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD OCTOBER 2, 2020.

CAL-MAINE FOODS, INC.
3320 W. Woodrow Wilson Avenue
Jackson, Mississippi 39209
PROXY STATEMENT FOR ANNUAL MEETING  OF STOCKHOLDERS TO BE HELD OCTOBER 2, 2020
The information set forth in this proxy statement is furnished in connection with the Annual Meeting of Stockholders of Cal-Maine Foods, Inc. (the “Company”) to be held on October 2, 2020, at 10:00 a.m., central time, at our principal executive offices, 3320 W. Woodrow Wilson Avenue, Jackson, Mississippi 392092. A copy of our Annual Report to Stockholders for the fiscal year ended May 30, 2020 (the “Annual Report”), accompanies this proxy statement. Our telephone number is (601) 948-6813. The terms “we,” “us” and “our” used in this proxy statement refer to the Company.
GENERAL MATTERS
Additional copies of the Annual Report, Notice of Annual Meeting, proxy statement and proxy card for the 2020 Annual Meeting of Stockholders will be furnished without charge to any stockholder upon written request to: Cal-Maine Foods, Inc., ATTN: Max P. Bowman, Secretary, Post Office Box 2960, Jackson, Mississippi 39207. Exhibits to the Annual Report on Form 10-K for the fiscal year ended May 30, 2020, may be furnished to stockholders upon the payment of an amount equal to the reasonable expenses incurred by us in furnishing such exhibits. A list of the stockholders of record as of the record date will be available for inspection by stockholders of the Company at the Company’s corporate offices for 10 days preceding the date of the Annual Meeting.
The following proxy materials are first being sent on or about August 31, 2020 to stockholders of record on August 7, 2020 and, while we are not soliciting proxies by internet, are being made available free of charge at our website, https://www.calmainefoods.com/investors/proxy-material/:
•The Notice of Annual Meeting and Proxy Statement for the 2020 Annual Meeting of Stockholders;
•The Annual Report; and
•The form of proxy card being distributed to stockholders in connection with the 2020 Annual Meeting of Stockholders.
Certain stockholders sharing an address may have received only one copy of this proxy statement and the Annual Report. The Company will promptly deliver, upon oral or written request, a separate copy of the proxy statement and the Annual Report to a stockholder at a shared address to which only a single copy of such documents were delivered.
If you want to receive separate copies of the Company’s Annual Report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you can make these requests through the following sources:
Stockholders of record should contact the Company’s Secretary in writing or by telephone at Cal-Maine Foods, Inc., ATTN: Max P. Bowman, Secretary, Post Office Box 2960, Jackson, Mississippi 39207, telephone number (601) 948-6813.
Stockholders who are beneficial owners should contact their bank, broker or other nominee record holder.
Our Board of Directors is soliciting the enclosed proxy. The proxy may be revoked by a stockholder at any time before it is voted by filing with our Secretary a written revocation of such proxy or a duly executed proxy bearing a
2 * The Company is actively monitoring the public health and travel concerns relating to COVID-19 and the related recommendations and protocols issued by federal, state and local governments. Attendees will be expected to comply with CDC recommendations, such as: anyone who does not feel well should stay home; wear a cloth face covering before entering the building and leave the face covering on continuously once inside; wash your hands for at least 20 seconds, or use hand sanitizer with at least 60% alcohol; stay six feet away from other people; and cover coughs and sneezes. Face masks and hand sanitizer will available in the lobby and each person will be asked the appropriate screening questions prior to entering the building for the meeting. In the event that it is not possible or advisable to hold the 2020 annual meeting in person in Jackson, Mississippi as originally planned, the Company will announce alternative arrangements for the 2020 annual meeting as promptly as practicable, which may include holding the 2020 annual meeting solely by means of remote communication. Any such change, including details on how to participate, would be announced in advance by press release, a copy of which would be filed with the SEC as additional proxy solicitation materials and posted on the Company’s website at www.calmainefoods.com.

later date. The proxy also may be revoked by a stockholder attending the meeting by withdrawing the proxy and voting in person.
The Company is not using a proxy solicitor. All expenses incurred in connection with the solicitation of proxies will be paid by us. In addition to the solicitations of proxies by mail, our directors, officers, and regular employees may solicit proxies in person, by telephone, mail, email, telecopy or employee communications. We will not pay such persons additional compensation for their proxy solicitation efforts. We will, upon request, reimburse banks, brokerage houses and other institutions, and fiduciaries for their expenses in forwarding proxy materials to their principals. No proxies will be solicited via the Internet or website posting.

VOTING SHARES

Stockholders of record at the close of business on August 7, 2020, are eligible to vote at the Annual Meeting in person or by proxy. As of the record date, 43,973,764 shares of our common stock were outstanding (includes 273,046 shares of unvested restricted common stock issued under our 2012 Omnibus Long-Term Incentive Plan that have voting rights), and 4,800,000 shares of our Class A common stock were outstanding.
Each share of common stock is entitled to one vote on each matter to be considered at the Annual Meeting. Each share of Class A common stock is entitled to 10 votes on each such matter. The holders in person or by proxy of shares of our common stock and/or Class A common stock representing a majority of the voting interest of all the outstanding shares of our common stock and Class A common stock, considered together as a group, will constitute a quorum for purposes of the 2020 Annual Meeting of Stockholders. The ratification of the selection of our independent registered public accounting firm, the approval of our amended and restated 2012 omnibus long-term incentive plan, and the approval, on an advisory basis, of the compensation of our named executive officers require the vote of a majority of the voting interest present in person or represented by proxy. The election of directors requires a plurality of the votes cast.
If a quorum is not present in person or by proxy, the holders of shares representing a majority of the voting interest of all such shares present may, without notice other than announcement at the meeting, adjourn the meeting from time to time, until a quorum is present, and at any such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the original meeting.
If your shares are held in a stock brokerage account by a bank, broker or other nominee, you are considered the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by your bank, broker or other nominee that is considered the stockholder of record of those shares. As the beneficial owner, you have the right to direct your bank, broker or other nominee on how to vote your shares and your bank, broker or other nominee will send you instructions on how to submit your voting instructions.
If you are a stockholder of record and you make no specifications on your proxy card, your shares of our common stock will be voted in accordance with the recommendations of our Board of Directors, as provided below. If you are a beneficial owner and you do not provide voting instructions to your bank, broker or other nominee holding shares for you, your shares will not be voted with respect to any proposal for which the stockholder of record does not have discretionary authority to vote. Rules of the New York Stock Exchange (“NYSE”) governing brokers (regardless of the exchange on which the company is listed) determine whether proposals presented at stockholder meetings are “discretionary” or “non-discretionary.” If a proposal is determined to be discretionary, your bank, broker or other nominee is permitted under NYSE rules to vote on the proposal without receiving voting instructions from you. If a proposal is determined to be non-discretionary, NYSE rules prohibit your bank, broker or other nominee to vote on the proposal without receiving voting instructions from you. A “broker non-vote” occurs when a bank, broker or other nominee holding shares for a beneficial owner returns a valid proxy, but does not vote on a particular proposal because it does not have discretionary authority to vote on the matter and has not received voting instructions from the stockholder for whom it is holding shares.
Under the NYSE rules, the proposals relating to the ratification of the appointment of our independent registered public accounting firm is a discretionary proposal. If you are a beneficial owner and you do not provide voting instructions to your bank, broker or other nominee holding shares for you, your shares may be voted with respect to the ratification of the appointment of our independent registered public accounting firm.

Under the NYSE rules, the proposals relating to the approval of our amended and restated 2012 omnibus long-term incentive plan; the approval, on an advisory basis, of the compensation of our named executive officers; and the election of directors are non-discretionary proposals. If you are a beneficial owner and you do not provide voting instructions to your bank, broker or other nominee holding shares for you, your shares will not be voted with respect to the approval of our amended and restated 2012 omnibus long-term incentive plan; the approval, on an advisory basis, of the compensation of our named executive officers; or the election of directors (resulting in a “broker non-vote”).
Abstentions occur when stockholders are present at the Annual Meeting but fail to vote or voluntarily withhold their vote for any of the matters upon which the stockholders are voting. Abstentions are counted for purposes of determining whether a quorum is present and will have the same effect as a vote against proposals other than the election of directors.
Election of Directors. Both the shares of common stock and the shares of Class A common stock have the right of cumulative voting in the election of directors. Cumulative voting means that each stockholder is entitled to cast as many votes as he or she has the right to cast (before cumulating votes), multiplied by the number of directors to be elected. All such votes may be cast for a single nominee or may be distributed among the nominees to be voted for as the stockholder sees fit. To exercise cumulative voting rights by proxy, a stockholder must clearly designate the number of votes to be cast for any given nominee. Under Delaware law, votes that are withheld from a director’s election will be counted toward a quorum but will not affect the outcome of the vote on the election of a director. Broker non-votes will not be taken into account in determining the outcome of the election. The election of directors requires a plurality of the votes cast, which means that the candidates receiving the highest number of “FOR” votes will be elected.
The following table summarizes the votes required for passage of each proposal and the effect of abstentions and uninstructed shares held by brokers.

Proposal	Voting Options	Votes Required To Adopt Proposal	Effect of Abstentions	Effect of Broker Non-Votes
No. 1: Election of directors	For or withhold on all nominees, or allocate votes among the nominees	Plurality of votes cast	N/A	No effect
No. 2: Approval of our amended and restated 2012 omnibus long-term incentive plan	For, against, or abstain	Majority of voting interest present in person or by proxy	Treated as votes against	No effect
No. 3: Approval, on an advisory basis, of the compensation of our named executive officers (“Say on Pay”)	For, against, or abstain	Majority of voting interest present in person or by proxy	Treated as votes against	No effect
No. 4: Ratification of selection of independent registered public accounting firm	For, against or abstain	Majority of voting interest present in person or by proxy	Treated as votes against	N/A
Shares represented by a properly executed and returned proxy card will be voted at the Annual Meeting in accordance with the instructions indicated thereon. If no instructions are indicated, the person or persons named on the proxy card will vote:
•FOR the election of the six nominees named in this proxy statement to serve as directors of the Company;
•FOR the approval of our amended and restated 2012 omnibus long-term incentive plan;
•FOR the approval, on an advisory basis, of the compensation of our named executive officers;
•FOR the ratification of our selection of Frost, PLLC as independent registered public accounting firm of the Company for fiscal year 2021; and
•In their discretion with respect to any unanticipated matters not included in this proxy statement that may properly come before the Annual Meeting or any adjournments thereof.
In accordance with Delaware law, the Company will appoint two inspectors of election. The inspectors will take charge of and will count the votes and ballots cast at the Annual Meeting and will make a written report on their determination.

OWNERSHIP OF VOTING SECURITIES BY CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT
The following table sets forth information as to the beneficial ownership of our common stock and Class A common stock as of August 7, 2020, unless otherwise indicated, by:
•each person known by us to beneficially own more than 5% of either class outstanding, and
•each director of the Company, each nominee to serve as a director, each executive officer named in the Summary Compensation Table (each a “named executive officer”) and by all directors and executive officers as a group.

Name of Beneficial Owner (1)	Common Stock and Class A Common Stock				Percentage of Total Voting Power (3)
	Number of Shares Beneficially Owned (2)		Percentage of Class Outstanding
	Common	Class A	Common	Class A
DLNL (4)	6,607,956	3,487,192	15.0%	72.6%	45.1%
Jean Reed Adams (5)	4,856,669	—	11.0%	—%	5.3%
Adolphus B. Baker (6)	542,223	1,312,808	1.2%	27.4%	14.9%
Max P. Bowman (7)	7,286	—	*	—%	*
Charles J. Hardin (8)	26,027	—	*	—%	*
Robert L. Holladay, Jr. (9)	16,623	—	*	—%	*
Letitia C. Hughes (10)	36,902	—	*	—%	*
Sherman L. Miller (11)	20,940	—	*	—%	*
James E. Poole (12)	10,802	—	*	—%	*
Steve W. Sanders (13)	17,302	—	*	—%	*
BlackRock, Inc. (14)	4,872,130	—	11.1%	—%	5.3%
The Vanguard Group, Inc. (15)	3,191,404	—	7.3%	—%	3.5%
Nuance Investments, LLC (16)	2,862,761		6.5%	—%	3.1%
T. Rowe Price Associates, Inc. (17)	2,573,321	—	5.9%	—%	2.8%

Cal-Maine Foods, Inc. KSOP	2,100,494	—	4.8%	—%	2.3%
All Directors and executive officers as a group (9 persons) (18)	7,294,661	4,800,000	16.6%	100.0%	60.1%
_______________
* Less than 1%
(1)The mailing address of each beneficial owner is Cal-Maine Foods, Inc., Post Office Box 2960, Jackson, MS 39207, except that the addresses are set forth in the Notes below for Blackrock, Inc., The Vanguard Group, Nuance Investments, LLC and Inc. T. Rowe Price Associates, Inc.
(2)The information as to beneficial ownership is based on information known to us or statements furnished to us by the beneficial owners. As used in this table, “beneficial ownership” has the meaning given in Rule 13d-3 under the Securities Exchange Act of 1934 (the “Exchange Act”), i.e. the sole or shared power to vote or to direct the voting of a security, or the sole or shared investment power with respect to a security (the power to dispose of or to direct the disposition of a security). For purposes of this table, a person is deemed as of any date to have “beneficial ownership” of any security that such person has the right to acquire within 60 days of such date.
(3)Percentage of total voting power represents voting power with respect to all shares of our common stock and Class A common stock, voting together as a single class. Each share of common stock is entitled to one vote and each share of Class A common stock is entitled to ten votes. Shares of Class A common stock are automatically converted into common stock on a share per share basis in the event the beneficial or record ownership of any such share of Class A common stock is transferred to any person or entity other than the

“Immediate Family Members” of our late founder and Chairman Emeritus, Mr. Fred R. Adams, Jr. or “Permitted Transferees,” as defined in our Second Amended and Restated Certificate of Incorporation filed July 20, 2018. Each share of Class A common stock is convertible, at the option of its holder, into one share of common stock at any time.
(4)Such shares are held of record by DLNL, LLC, a Delaware limited liability company (“Daughters’ LLC”). The members of the Daughters' LLC are Mr. Baker, his spouse Dinnette Baker, who is one of Mr. Adams' four daughters, and the Fred R. Adams, Jr. Daughters’ Trust dated July 20, 2018 (“Daughters’ Trust”). Mr. Baker is the sole managing member of the Daughters’ LLC with sole voting power. Mr. Baker and Luanne Adams, who is one of Mr. Adams' four daughters, are co-trustees under the Daughters’ Trust.
(5)Mrs. Adams is the spouse of our late founder and Chairman Emeritus, Fred R. Adams, Jr. Includes 531,159 shares of common stock held under a KSOP account, for the benefit of Mrs. Adams.
(6)Mr. Baker is Chairman of the Board, a director and a director nominee, and is our Chief Executive Officer. The 542,223 shares of common stock includes (i) 230,570 shares of common stock, owned by Mr. Baker’s spouse separately as to which Mr. Baker disclaims beneficial ownership, (ii) 4,903 shares of common stock accumulated under his spouse’s KSOP account as to which Mr. Baker disclaims beneficial ownership, (iii) 146,607 shares of common stock accumulated under Mr. Baker’s KSOP account, and (iv) 21,122 shares of unvested restricted common stock. The 1,312,808 shares of Class A common stock are held by Daughters’ LLC. Mr. Baker’s aggregate percentage of total voting power is 60.0%.
(7)Mr. Bowman is a director and a director nominee, and is our Vice President – Chief Financial Officer, Treasurer, and Secretary. Includes 414 shares of common stock accumulated under his KSOP account and 4,872 shares of unvested restricted common stock.
(8)Mr. Hardin is our Vice President – Sales. Includes 21,806 shares of common stock accumulated under his KSOP account and 4,221 shares of unvested restricted common stock.
(9)Mr. Holladay is our Vice President – General Counsel. Includes 4,104 shares of common stock accumulated under his KSOP account and 7,037 shares of unvested restricted common stock.
(10)Ms. Hughes is a director and a director nominee. Includes 7,037 shares of unvested restricted common stock.
(11)Mr. Miller is a director and a director nominee, and is President and Chief Operating Officer. Includes 1,170 shares of common stock accumulated under his spouse’s KSOP account as to which Mr. Miller disclaims beneficial ownership, 3,753 shares of common stock accumulated under Mr. Miller’s KSOP account, and 7,037 shares of unvested restricted common stock.
(12)Mr. Poole is a director and a director nominee. Includes 400 shares of common stock owned through Mr. Poole’s individual retirement account and 7,037 shares of unvested restricted common stock.
(13)Mr. Sanders is a director and a director nominee. Includes 7,037 shares of unvested restricted common stock.

(14)This information is based solely on a Schedule 13G/A filed with the Securities and Exchange Commission (the “SEC”) on February 4, 2020, by BlackRock, Inc. (“BlackRock”). The Schedule 13G/A reports that BlackRock has sole voting power over 4,788,214 of such shares and sole dispositive power over 4,872,130 of such shares. BlackRock’s address is 55 East 52nd Street, New York, NY 10055.

(15)This information is based solely on a Schedule 13G/A filed with the SEC on February 12, 2020, by The Vanguard Group, Inc. (“Vanguard”). The Schedule 13G/A reports that Vanguard has sole voting power over 29,618 of such shares, shared voting power over 8,089 of such shares, sole dispositive power over 3,157,108 of such shares, and shared dispositive power over 34,296 of such shares. Vanguard’s address is 100 Vanguard Blvd., Malvern, PA 19355.
(16)This information is based solely on a Schedule 13G filed with the SEC on February 11, 2020, by Nuance Investments, LLC (“Nuance”). The Schedule 13G reports that Nuance has sole voting power over 2,862,761 of such shares, and sole dispositive power over 2,862,761 of such shares. Nuance’s address is 4900 Main Street, Suite 220, Kansas City, MO 64112.

(17)This information is based solely on a Schedule 13G/A filed with the SEC on February 14, 2020, by T. Rowe Price Associates, Inc. (“Price Associates”). The Schedule 13G/A reports that Price Associates has sole voting power over 494,766 of such shares and sole dispositive power over 2,573,321 of such shares. Price Associates’ address is 100 E. Pratt Street, Baltimore, MD 21202.
(18)Includes shares of common stock accumulated under the KSOP. Also includes shares of common stock as to which Messrs. Baker and Miller disclaim beneficial ownership in such shares, as described in Notes (6) and (11) above. A total of 713,916 shares of common stock accumulated in the KSOP for the benefit of the persons in Notes (6) through (9) and (11) above, also are included in the 2,100,494 shares shown in the table as owned by the KSOP.
After August 7, 2020, a registered public offering was conducted pursuant to which 6,000,000 shares of common stock which were previously held by the Daughters’ LLC and Mrs. Adams were offered to the public, with the underwriters of the offering being granted an option to purchase up to an additional 900,000 shares of common stock. No sale of shares pursuant to this offering has been reflected in the above table of beneficial ownership.

PROPOSAL NO. 1: ELECTION OF DIRECTORS
Our bylaws provide that the number of directors shall be fixed by resolution of the Board of Directors and that the number may not be less than three nor more than 12. The Board of Directors has fixed the number of directors at six as of the date of the Annual Meeting. Unless otherwise specified, proxies will be voted FOR the election of the six nominees named below to serve until the next annual meeting of stockholders and until their successors are elected and qualified. If, at the time of the Annual Meeting, any of the nominees named below is unable to serve or for good cause will not serve, the proxies will be voted for the election of such other person or persons as the Board of Directors may designate in their discretion, unless otherwise directed.
The Board of Directors has designated Adolphus B. Baker, Max P. Bowman, Letitia C. Hughes, Sherman L. Miller, James E. Poole and Steve W. Sanders as nominees for election as directors of the Company at the Annual Meeting (each a “Nominee”). Each Nominee is currently a director of the Company and all Nominees have consented to being named as a nominee in this proxy statement and to serve as a director if elected. If elected, each Nominee will serve until the expiration of his/her term at the next annual meeting of stockholders and until his/her successor is elected and qualified or until his/her earlier death, resignation or removal from office.
Under our bylaws, our directors are elected by a plurality of votes cast. For more information on the voting requirements, see “Voting Shares—Election of Directors” above.
The Board unanimously recommends a vote “FOR” the six Nominees.

DIRECTOR NOMINEES

The table below sets forth certain information regarding the business experience and qualifications, attributes and skills of the Nominees for election to the Board of Directors:

Name and Tenure	Age	Business Experience, Qualifications, Attributes and Skills
Adolphus B. Baker Director since 1991	63
Mr. Baker serves as Chairman of the Board and Chief Executive Officer of the Company. He served as President until April 7, 2018. He was elected Chairman of the Board in 2012 and President and Chief Operating Officer in 1997. Mr. Baker served as Chief Operating Officer until he was elected Chief Executive Officer in 2010. He was serving as Vice President and Director of Marketing of the Company when elected President. Previously, Mr. Baker had served as Assistant to the President since 1987 and has been employed by the Company since 1986. He is past chairman of the American Egg Board, United Egg Producers, Egg Clearinghouse, Inc. and Mississippi Poultry Association and a past director of United Egg Producers. He is a director of Eggland’s Best, Inc., Trustmark Corporation and Trustmark National Bank. He is also a member of the board of managers of Eggland’s Best, LLC. Mr. Baker is the son-in-law of Fred R. Adams, Jr., our late founder.
Mr. Baker brings a highly informed view of Company operations to the Board’s activities. He is active in the industry and has the depth of knowledge and experience necessary to guide the Company through a continuously changing spectrum of challenges and opportunities in the egg industry.

Max P. Bowman Director since 2018	60
Mr. Bowman has served as Vice President – Chief Financial Officer, Treasurer and Secretary since October 5, 2018. He joined the Company as the Vice President – Finance in June 2018. Mr. Bowman was Chief Financial Officer, Vice President and Secretary of Southern States Utility Trailer Sales, Inc. and H & P Leasing, Inc. from October 2014 until June 2018. From 2003 to 2014, Mr. Bowman was co-founder of Tenax LLC and Tenax Aerospace, LLC, a special mission aircraft leasing company. Mr. Bowman served in numerous leadership capacities at Tenax Aerospace including, Chief Executive Officer, Chief Financial Officer and President and served on the Board of Directors. Mr. Bowman also served as a Board member and executive officer or WGS Systems, LLC. From 1997 until 2003 Mr. Bowman served as the Chief Financial Officer for ChemFirst, Inc. (CEM) a NYSE company that was sold to DuPont, DD-B (NYSE) in December 2002.

With over 35 years of relevant business experience in finance and executive management in private and public companies, Mr. Bowman brings proven and strong leadership to the Company particularly in the areas of Accounting, Finance, Communications and Risk Management.

Letitia C. Hughes Director since 2001	68
Ms. Hughes was associated with Trustmark National Bank, Jackson, Mississippi, in managerial positions from 1974 until her retirement in 2014. At her retirement she served as Senior Vice-President, Manager, Private Banking. She is an independent director.
Ms. Hughes’ experience in leadership positions at Trustmark National Bank, a large regional bank operating in the southeastern portion of the United States, gives her broad knowledge of the general business climate and has given the Board invaluable insights into the Company’s relationships with its banks and lenders.

Sherman L. Miller Director since 2012	45
Mr. Miller serves as President and Chief Operating Officer of the Company. He joined the Company in 1996 and has served in various positions in operations. Mr. Miller was elected President in 2018 and Chief Operating Officer in 2011, and Vice President of Operations in 2007. He is a director of the U.S. Poultry and Egg Association, United Egg Producers and the American Feed Industry Association.
Mr. Miller’s more than 20 years of experience with the Company provides him with a deep knowledge and experience base regarding the Company’s operations, customers and industry.

James E. Poole Director since 2004	71
Mr. Poole is a Certified Public Accountant and was a principal with the accounting firm of Grantham, Poole, Randall, Reitano, Arrington & Cunningham, PLLC of Ridgeland, Mississippi for more than five years until his retirement in 2013. Mr. Poole is an independent director.
Until his retirement in 2013, Mr. Poole served a broad scope of clients as a principal in one of the larger public accounting firms in the State of Mississippi. He brings not only accounting expertise to the Board but also a broad knowledge of the general business climate within which the Company operates.

Steve W. Sanders Director since 2009	74
Mr. Sanders is a Certified Public Accountant. He retired in 2002 as the managing partner of the Jackson, Mississippi office of Ernst & Young LLP, certified public accountants, after over 30 years with that firm. He served as a director of Valley Services, Inc., a privately-held food services company from 2003 until its sale in 2012. He also served as a Lecturer at the Adkerson School of Accountancy, Mississippi State University, where he has taught accounting and auditing courses from 2003 until his retirement on June 30, 2017. Mr. Sanders is an independent director.
Mr. Sanders headed the Jackson, Mississippi office of Ernst & Young, where he was presented with a multitude of accounting issues raised by a client base consisting of a wide array of businesses until his retirement in 2002. Mr. Sanders brings to the board extensive accounting knowledge and leadership from his experience consulting and guiding companies through a multitude of complex issues and continual changes in various industries.

EXECUTIVE OFFICERS OF THE COMPANY
The following information sets forth the name, age, principal occupation and business experience during the last five years of each of the current executive officers of the Company. The executive officers serve at the pleasure of the Board.
ADOLPHUS B. BAKER, age 63, is Chairman of the Board and Chief Executive Officer. See previous description under “Nominees for Directors.”
MICHAEL CASTLEBERRY, age 62, has served as Vice President – Controller of the Company since January 1, 2014. He has been employed by the Company since November 2012, previously serving as Director of Accounting. He served as Chief Financial Officer of Maxim Production Co., Inc. from 2007 until its commercial egg assets and operations were acquired by the Company in 2012.
MAX P. BOWMAN, age 60, is Vice President, Chief Financial Officer, Treasurer and Secretary and a director and has been employed by the Company since 2018. He served as Chief Financial Officer, Vice President and Secretary of Southern States Utility Trailer Sales, Inc. and H & P Leasing, Inc. from October 2014 until June 2018. See previous description under “Nominees for Directors.”
CHARLES J. HARDIN, age 61, is Vice President – Sales. He has served in such office since 2002 and has been employed by the Company since 1989.
ROBERT L. HOLLADAY, JR., age 44, is Vice President – General Counsel. Mr. Holladay joined the Company and was appointed to this position in 2011.
SHERMAN L. MILLER, age 45, is President, Chief Operating Officer and a director. See previous description under “Nominees for Directors.”
CORPORATE GOVERNANCE
Meetings and Attendance
Our Board of Directors holds regularly scheduled quarterly meetings and may hold special meetings each year. Normally, committee meetings occur the day of the Board meeting. At each quarterly Board meeting, time is set aside for the independent directors to meet without management present. Our Board held four regularly scheduled quarterly meetings and two special meetings during fiscal year 2020. All of our directors attended 100% of the aggregate of all Board of Directors meetings and meetings of the committees on which they served during the last fiscal year. Directors are encouraged to attend the Annual Meeting of Stockholders, and all directors attended the 2019 Annual Meeting.
Board Committees
Our Board has five standing committees: an Audit Committee, a Compensation Committee, an Executive Committee, a Long-Term Incentive Plan Committee ("LTIP Committee"), and a Nominating Committee. In addition, under our bylaws our Board may designate additional committees as it deems appropriate. In certain instances the Board and its committees may take action through written consent. In fiscal year 2020 the Executive Committee took action by written consent six times, and the Board and other Board committees did not take action by written consent. The Audit and Compensation Committees have written charters which are available on the “Investors” page of our website at www.calmainefoods.com. The Executive, Long-Term Incentive Plan, and Nominating Committees do not have charters. The table below provides the current composition for each of the Board’s standing committees.

Director	Audit	Compensation	Executive	Long-Term Incentive Plan	Nominating
Adolphus B. Baker			Chair		Chair
Max P. Bowman			Member
Letitia C. Hughes	Chair	Member		Member	Member
Sherman L. Miller			Member
James E. Poole	Member	Chair		Chair	Member
Steve W. Sanders	Member	Member		Member	Member

Audit Committee: The Audit Committee, which is composed of three directors who are independent in accordance with applicable NASDAQ listing standards and SEC rules, including the enhanced criteria with respect to audit committee members, meets with management, internal auditors, and the Company’s independent registered public accounting firm to determine the adequacy of internal controls, recommends a registered public accounting firm for the Company to select, evaluates and oversees an internal auditor for the Company, reviews annual audited and quarterly financial statements and recommends whether such statements should be included in the Company’s annual reports on Form 10-K and quarterly reports on Form 10-Q, and oversees financial matters. The Audit Committee held four meetings in fiscal year 2020.
Compensation Committee: The Compensation Committee is also composed of three directors who are independent in accordance with applicable NASDAQ listing standards and SEC rules. The Compensation Committee discharges the responsibilities of the Board of Directors relating to compensation of the Company’s executive officers by establishing goals and reviewing general policy matters relating to compensation and benefits of employees of the Company, including the issuance of equity awards to the Company’s officers, employees and directors. It reviews and approves the compensation and benefits of officers who are members of the Executive Committee and makes recommendations to the Board of Directors and members of the LTIP Committee with respect to the Company’s incentive compensation plans and equity-based plans. For more information on the Compensation Committee processes and procedures, see “Compensation Discussion and Analysis” below. The Compensation Committee held two meetings in fiscal year 2020.
Executive Committee: The Executive Committee may exercise all of the powers of the full Board of Directors, except for certain major actions, such as the adoption of an agreement of merger or consolidation, the recommendation to stockholders of the disposition of substantially all of the Company’s assets or a dissolution of the Company, and the declaration of a dividend or authorization of an issuance of stock. In addition, it may not authorize single capital expenditure projects in excess of $10 million. The Executive Committee did not hold any formal meetings in fiscal year 2020, but worked closely together and took action by written consent six times.
Long-Term Incentive Plan Committee: The LTIP Committee, which is composed of three independent directors, administers the Cal-Maine Foods, Inc. 2012 Omnibus Long-Term Incentive Plan, which role includes selection of the persons to whom awards may be made, determining the types of awards, determining the times at which awards will be made and other terms and conditions relating to awards, all in accordance with plan documents. The LTIP Committee held two meetings in fiscal year 2020.
Nominating Committee: The Nominating Committee considers potential director nominees proposed by committee members, other members of the Board of Directors, management or our stockholders. Any stockholder desiring to submit a director candidate for consideration should submit the candidate’s name, address and detailed background information to the Secretary of the Company at the Company’s address shown above under “General Matters.” The Secretary will forward such information to the Nominating Committee for its consideration. The Nominating Committee held one meeting in fiscal year 2020.
Consideration of Director Nominees; Diversity
In recommending nominees for the Board, the Nominating Committee considers any specific criteria the Board may request from time to time and such other factors as it deems appropriate. These factors may include any special training or skill, experience with businesses and other organizations of comparable size and type, experience or knowledge with businesses that are particularly relevant to the Company’s current or future business plans, financial expertise, the interplay of the candidate’s experience with the experience of the other directors, sufficient time to devote to the responsibilities of a director, freedom from conflicts of interest or legal issues and the extent to which, in the Nominating Committee’s opinion, the candidate would be a desirable addition to the Board. Diversity is taken into account when determining how the candidates’ qualities and attributes would complement the other directors’ backgrounds. Type of advanced studies and certification, type of industry experience, area of corporate experience and gender, among other factors, are taken into consideration. The Nominating Committee believes that the different business and educational backgrounds of the directors of the Board contribute to the overall insight necessary to evaluate matters coming before the Board.

Each candidate brought to the attention of the Nominating Committee, regardless of who recommended such candidate, will be considered on the basis of the criteria set forth above.

Stockholder Communications
Stockholders may send communications to the Board by directing them to the Secretary in the manner described above under “General Matters.” The Secretary will forward to all members of the Board any such communications he receives which, in his reasonable judgment, he deems to be not spurious and to be sent in good faith.
Risk Oversight
The Board takes its oversight role in the Company’s risk management very seriously. The Company’s Executive Committee is primarily responsible for managing the day-to-day risks of the Company’s business, and is best equipped to assess and manage those risks. The Audit Committee also plays a prominent role in assessing and addressing risks faced by the Company with respect to financial and accounting controls, internal audit functions, pending or threatened legal matters, insurance coverage and the Company’s “whistleblower” hotline policy, among other matters. The Board and the Audit Committee receive reports on the Company’s exposure to risk and its risk management practices from members of the Executive Committee as well as other members of the Company’s management and legal counsel, including reports on the Company’s information technology standards and safeguards, financial and accounting controls and security measures, environmental compliance, human resources, litigation and other legal matters, grain purchasing strategies, and customer concentration and product mix, among other things. The Board regularly receives updates about and reassesses the management of these risks throughout the year. In addition, the Board and the Audit Committee review the Company’s risk disclosures in its draft periodic reports before they are filed and have the opportunity to question management and outside advisers about the risks presented. The Board’s role in risk oversight of the Company is consistent with the Company’s leadership structure, with the CEO and other members of senior management having responsibility for assessing and managing the Company’s risk exposure on a day-to-day basis, and the Board and its committees providing oversight in connection with those efforts.
The Board’s oversight of risks affecting the Company has not specifically affected the Board’s leadership structure. The Board believes that its current leadership structure is conducive of and appropriate for its risk oversight function. If in the future the Board believes that a change in its leadership structure is required to, or potentially could, improve the Board’s risk oversight function, it may make any change it deems appropriate.
Stock Ownership Guidelines

The Board adopted stock ownership guidelines applicable to the Company’s non-employee directors during fiscal year 2016. Under the guidelines, each non-employee director is encouraged to maintain ownership of company stock valued at two times his or her annual retainer, which is currently $45,000. All of our current non-employee directors exceed their target ownership levels. Under the stock ownership guidelines, new directors are expected to comply with the stock ownership target within five years of appointment.
Board Independence and Impact of “Controlled Company” Status
The NASDAQ stock market qualitative listing standards require that a majority of a listed company’s directors be independent and that a compensation committee and nominating committee of the Board composed solely of independent directors be established. These standards are not applicable to any company where more than 50% of the voting power is held by one individual or group. The family of Mr. Adams, our late founder, consisting of Mrs. Adams, Mr. Baker and Mr. Baker’s spouse and her three sisters (who are Mr. Adams' four daughters) beneficially own, directly or indirectly, in the aggregate capital stock of the Company entitling them to 65.4% of the total voting power of the Company. As noted herein, Mrs. Adams and the Daughters’ Trust, of which Mr. Adams’ four daughters are beneficiaries, launched a registered public offering of a portion of the common stock of the Company held by them. Upon completion of such offering, we expect family voting control to be approximately 58.7% of the total voting power of the Company (or approximately 57.7% if the underwriters of such offering exercise in full their option to purchase additional shares). Accordingly, the Company is, and immediately after the offering will be, a “controlled company” and thus exempt from those NASDAQ listing standards. As executive officers of the Company, Messrs. Baker, Bowman and Miller do not qualify as independent pursuant to the NASDAQ listing standards, if elected. Additionally, Mr. Baker serves as chair of the Nominating Committee. Our Board determined that, under the NASDAQ listing standards, the following director nominees are independent: Ms. Hughes, Mr. Poole and Mr. Sanders.
Notwithstanding the Company’s status as a controlled company, during fiscal year 2019, the Board revised the membership of the Compensation Committee to include only independent directors in accordance with the NASDAQ listing standards applicable to non-controlled companies and the governance policies of certain institutional investors and advisory groups. Accordingly, our Board has determined that all of the directors currently serving on the Compensation Committee are independent within the meaning of the NASDAQ listing standards.
The Company is, however, subject to the NASDAQ listing standards requiring that the Audit Committee (i) be composed solely of independent directors; (ii) be directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm, which must report directly to the audit committee; (iii) establish procedures to receive, retain, and treat complaints regarding accounting, internal accounting controls and auditing matters, and for employees’ confidential, anonymous submissions of concerns regarding questionable accounting or auditing matters; (iv) have the authority to engage independent counsel and other advisors when the committee determines such outside advice is necessary; and (v) be adequately funded by the Company. Our Audit Committee is in compliance with these standards. In addition, our Board has determined that each member of our Audit Committee qualifies as an “audit committee financial expert,” as such term is defined by the rules of the SEC.
Executive Sessions
The Company is also subject to NASDAQ listing standards that requires the independent directors of the Board to have regularly scheduled meetings at which only independent directors are present. Such meetings were held following each regular meeting of the Board during fiscal year 2020.
Code of Ethics
NASDAQ qualitative listing standards require companies to adopt a code of business conduct and ethics applicable to all directors, officers and employees that is in compliance with certain provisions of the Sarbanes-Oxley Act of 2002. The Board of Directors adopted such a code in 2004. Our Code of Ethics is posted on the “Investors—Corporate Governance” page of our website at www.calmainefoods.com.
Board Leadership Structure
Mr. Baker, our Chief Executive Officer, serves as Chairman of the Board. The Company has not named a lead independent director. The Board recognizes that the leadership structure and the decision to combine or separate the roles of the Chief Executive Officer and Chairman of the Board are prompted by the Company’s needs at any point in time. The Company’s leadership structure has varied over time and has included combining and separating these roles. As a result, the Board has not established a firm policy requiring combination or separation of these leadership roles and the Company’s governing documents do not mandate a particular structure. This provides the Board with flexibility to establish the most appropriate structure for the Company at any given time.

The Board has determined that the Company is currently best served by having one person serve as Chairman of the Board and Chief Executive Officer as it promotes communication between management and the Board of Directors and provides essential leadership for addressing the Company’s strategic initiatives and challenges. Mr. Baker’s service as Chairman of the Board aids the Board’s decision-making process because he has firsthand knowledge of the Company’s operations and the major issues facing the Company, and he chairs the Board meetings where the Board discusses strategic and business issues.
The Board also considers the above structure appropriate due to the Company’s status as a “controlled company.” Further, due to the relatively small size of the Board and the fact that one-half of the members of the Board are independent directors, the Board has not felt it necessary to designate a lead independent director.
Related-Party Transactions
We are the largest producer and distributor of shell eggs in the United States. We spend hundreds of millions of dollars for third-party goods and services annually, with the authority to purchase such goods and services dispersed among many different officers and managers across the United States. Consequently, there may be transactions and business arrangements with businesses and other organizations in which one of our directors or nominees, executive officers, or their immediate families, or a greater than 5% owner of either class of our capital stock, may also be a director, executive officer, or investor, or have some other direct or indirect material interest. We may refer to these relationships generally as related-party transactions.
Related-party transactions have the potential to create actual or perceived conflicts of interest between the Company and its directors and executive officers or their immediate family members. The Company’s Code of Ethics prohibits directors, officers and employees of the Company from engaging in transactions which may create or appear to create a conflict of interest without disclosing all relevant facts and circumstances to, and obtaining the prior written approval of, the Company’s General Counsel. The General Counsel reports annually to the Audit Committee concerning any such disclosures. The NASDAQ listing standards require that related-party transactions be reviewed for potential conflicts of interest on an ongoing basis by the Company’s Audit Committee or another independent committee of the Board of Directors. The Audit Committee usually reviews and approves such transactions. While the Audit Committee has no specific written policy and procedures for review and approval of related-party transactions, in the past if a related-party transaction involved a director, executive officer, or their immediate family members, in evaluating such transaction the Audit Committee has considered, among other factors:
• the goods or services provided by or to the related party,
• the nature of the transaction and the costs to be incurred by the Company or payments to the Company,
• the benefits associated with the proposed transaction and whether alternative goods or services are available from unrelated parties,
• the advantages the Company would gain by engaging in the transaction,
• whether the terms of the transaction are fair to the Company and arms-length in nature,
• the materiality of the transaction to the Company and to the related party, and
• management’s determination that the transaction is in the best interests of the Company.

At a special meeting on July 20, 2018, the Company’s stockholders approved amendments to the Company’s certificate of incorporation to change the restrictions on who may hold Class A Common Stock, with ten votes per share, without conversion into common stock, with one vote per share, in order to facilitate estate planning for the Company’s late founder, Fred R. Adams, Jr, and to add certain related provisions. The Company incurred legal and other expenses in connection with these amendments. Pursuant to negotiations with a special committee of the Board relating to these amendments, Mr. Adams, through a conservatorship of which Mrs. Jean Reed Adams (the spouse of Mr. Adams) and Mr. Adolphus B. Baker (our Chief Executive Officer and Chairman of the Board) were co-conservators, reimbursed the Company $750,000 of these expenses. Refer to the discussion of these transactions and relationships in Part I, Item 1A under the caption “Risk Factors,” and Part II Item 8, Note 19, Notes to Consolidated Financial Statements, of our Annual Report.

On August 17, 2020, the Company announced that Mrs. Jean Reed Adams and the Daughters’ Trust, of which the daughters of Mr. Adams are beneficiaries, launched a registered public offering of 6,000,000 shares of common stock held by them, with the underwriters of the offering being granted an option to purchase up to an additional 900,000 shares of common stock held by them. Mrs. Adams and the daughters advised the Company that they were conducting the offering in order to pay estate taxes and obtain liquidity. An estimate of the expenses for this offering, not including the underwriting discount, are set forth in the final prospectus supplement for the offering and are payable by us. However, pursuant to the Agreement Regarding Common Stock among the Company and the selling stockholders, which was previously approved by the special committee, the selling stockholders will be obligated to reimburse us for one-half of all such expenses incurred by the Company in connection with this offering. As of the date of this proxy statement, the final amount of these expenses is not yet known.

No other reportable related-party transactions have taken place since the beginning of fiscal year 2020, and none are currently proposed.
COMPENSATION DISCUSSION AND ANALYSIS
This compensation discussion and analysis describes and analyzes our executive compensation philosophy and program in the context of the compensation paid during the last fiscal year to our named executive officers. Our named executive officers for fiscal year 2020 are listed below:
• Adolphus B. Baker, Chairman of the Board and Chief Executive Officer;
• Max P. Bowman, Vice President – Chief Financial Officer, Treasurer, and Secretary;
•Sherman L. Miller, President and Chief Operating Officer;
• Charles J. Hardin, Vice President – Sales; and
• Robert L. Holladay, Jr., Vice President – General Counsel.
Compensation Philosophy and Process
We believe we are the only publicly held company in the United States whose primary business is the commercial production, processing, and sale of shell eggs through fiscal 2020. Accordingly, there is little, if any, public information available regarding the compensation paid by our competitors. It is our intent to compensate our employees at a level that will appropriately reward them for their performance, minimize the number of employees leaving our employment because of inadequate compensation, and enable us to attract sufficient talent as our business expands.
As stock representing more than 50% of the voting power for the election of directors is owned, directly or indirectly, by the family of Mr. Adams, our late founder, we are a controlled company as defined in Rule 5615(c)(1) of the NASDAQ listing rules. As such, we are not required to have the compensation of our named executive officers determined by a majority of our independent directors or a Compensation Committee composed entirely of independent directors. However, effective October 5, 2018, our Compensation Committee is composed solely of our three independent directors. We divide our executive officers into two categories for compensation purposes. The first are members of the Executive Committee of our Board of Directors, which during fiscal year 2020 was composed of Messrs. Baker, Bowman, and Miller. The compensation of the members of the Executive Committee is approved by the Compensation Committee, after recommendation by the Executive Committee. The compensation for other executive officers, including named executive officers who are not members of the Executive Committee, is determined by the Executive Committee based on the overall compensation goals and guidance established by the Compensation Committee. Finally, incentive awards, including equity awards, are approved by the LTIP Committee, which is composed entirely of independent directors.
Compensation Practices and Risks
We do not believe any risks arise from the Company’s compensation policies and practices that are likely to have a material adverse effect on the Company.
Elements of Compensation
During fiscal 2020, our executive compensation program had the following primary components: base salary, an annual cash bonus and equity compensation in the form of restricted share awards ("RSAs"). Our named executive officers also received certain perquisites and certain of our named executive officers participate in our deferred compensation plan. The tables that follow give details as to the compensation of each of our named executive officers for fiscal year 2020.
Base Salary
We believe that base salaries, which provide fixed compensation, should meet the objective of attracting and retaining the executive officers needed to manage our business successfully. Base salary adjustments, if any, are approved in December of each year and become effective January 1st of the following calendar year. After consideration of the review of peer company compensation prepared in 2019 by Mercer (US) Inc. (“Mercer”), a compensation consulting firm engaged by our Compensation Committee, which review indicated that the base salaries of our executive officers continue to lag behind the peer group, the Compensation Committee approved base salary increases effective January 1, 2020 for the members of the Executive Committee as follows: Mr. Baker – 3%, Mr. Bowman – 3.8% and Mr. Miller – 5.3%. Based on the same analysis, the Executive Committee approved base salary increases for our other named executive officers, also effective January 1, 2020, as follows: Mr. Hardin – 4% and Mr. Holladay – 4.3%. We believe following these increases, the base salaries of our named executive officers remain in the 25th percentile of our peer group. See “Benchmarking of Compensation” below for information regarding the Mercer report.
Annual Cash Bonus
          Executive Committee Members and General Counsel Bonus Programs
For members of our Executive Committee and Mr. Holladay, our General Counsel, the bonus program is essentially subjective, rather than utilizing objective criteria. The Executive Committee recommends bonuses for its members and Mr. Holladay, and the Compensation Committee reviews these recommendations and makes the final determination as to bonus awards. Although these bonus awards are not based on objective goals, our Company’s profitability has historically been the most significant item in determining bonus amounts for the Executive Committee members and Mr. Holladay. Mr. Hardin has historically participated in the general bonus program applicable to our other officers and employees. The Committee considered the Company’s lower profitability compared to 2019 and each individual’s job performance in determining bonuses for the Executive Committee and Mr. Holladay for 2020.
        General Bonus Program
During fiscal year 2020, Mr. Hardin was covered by our general bonus program. Officers in this program are eligible to earn a bonus equal to 50% of the sum of the officer’s base salary plus such officer’s prior year’s bonus. This program is designed to reward both Company and individual performance during the year.
Of the potential bonus that could be earned by Mr. Hardin under this program, 50% is based on our profitability. If we earn a minimum profit, on a pre-tax basis, of five cents per dozen eggs produced, Mr. Hardin could earn the full portion of his bonus attributable to our profitability, subject to adjustment at the discretion of the Chief Executive Officer. If our profit is less than five cents per dozen eggs produced, Mr. Hardin’s bonus would be reduced by a corresponding percentage. The remaining 50% is based on his individual performance as evaluated by our Chief Executive Officer in his discretion. Mr. Baker’s evaluation includes his personal assessment of the overall efficiency, effectiveness, cooperativeness, enthusiasm, judgment and attitude that Mr. Hardin brings to the performance of his duties.
Equity Compensation
The Company believes it is essential to provide our named executive officers with a long-term equity component of compensation in order to better align their interests with those of the Company’s stockholders.
Our named executive officers participate in our 2012 Omnibus Long-Term Incentive Plan (“2012 Plan”). The 2012 Plan is administered by the LTIP Committee. On December 13, 2019, the LTIP Committee authorized grants of RSAs to a broad base of employees of the Company, including the named executive officers, which grants were effective January 14, 2020. The RSAs vest fully on the third anniversary of the date of grant, January 14, 2023. The LTIP Committee’s use of RSAs, the level of RSAs awarded to each named executive officer, and the vesting structure of such RSAs were based in large part on the recommendations of Mercer’s 2019 report, and comparisons to the Company’s peer group, and were consistent with the grant levels during the past two years. See the “Benchmarking of Compensation” and “Compensation Consultants” sections below.

While the LTIP Committee has not developed formal policies concerning the timing of grants and other matters, its practice has been to authorize grants of restricted shares annually in mid-December, with the grants to be made effective the following January.
        Deferred Compensation Arrangements
The Company maintains a Deferred Compensation Plan, in which all of our officers are eligible to participate if selected by the LTIP Committee. Currently, Messrs. Baker, Bowman and Hardin are the only named executive officers who participate in the plan. Under the Deferred Compensation Plan, the Company establishes an account for each participant, and each year the LTIP Committee, in its discretion, may elect to make a contribution for each participant. Each participant’s account is also credited with investment earnings equal to a fund selected by the Board. For fiscal year 2020, the Company contribution for Messrs. Baker, Bowman and Hardin was approximately 18% of each officer’s base salary. Currently, the index fund selected by the Board is the Vanguard 500 Index Fund Admiral Shares. Participants may elect to receive their distribution in a lump sum or in annual installments. Each of the named executive officers participating in this Deferred Compensation Plan has elected the lump sum distribution alternative. All contributions to each officer’s account are immediately vested. The LTIP Committee determines which contributions, if any, will be made during December of each year. The contributions made for our named executive officers under the Deferred Compensation Plan are reflected in the “Nonqualified Deferred Compensation” table in the “Compensation Tables” section below.
        Employee Benefits and Perquisites
While we do not maintain a pension plan, we do maintain the Cal-Maine Foods, Inc. KSOP (“KSOP”), which is a combination 401(k) and employee stock ownership plan. We currently contribute an amount not less than 3% of each participant’s base salary and bonus to the KSOP each year, subject to statutory limitations. All full time employees 21 years of age or older with at least one year of service, including our named executive officers, are members of the KSOP. We also sponsor an elective 401(k) component within the KSOP, but we make no contributions directly to the 401(k) component on behalf of the participants. Each of our named executive officers also participates in an enhanced health plan pursuant to which we reimburse the participating officer for any eligible health expense not covered by our primary health plan, up to $10,000 per calendar year. In addition, we have a plan under which officers who meet minimum tenure qualifications will be provided health coverage after their retirement. The coverage we provide is secondary to their Medicare coverage.
Each of our named executive officers is provided one automobile for which we pay the operating and maintenance costs. We also pay club dues on behalf of certain of our named executive officers as determined by the Board of Directors.
Certain officers are provided individual life insurance policies, the premiums of which are paid by the Company. Historically, the Executive Committee has made the determination of which officers would be provided such benefit on a case-by-case basis. In addition, Mr. Baker and the Company are parties to a split-dollar life insurance arrangement. The premiums paid on behalf of the named executive officers and the imputed income relating to the split-dollar life insurance policies for Mr. Baker are set forth in the “2020 All Other Compensation Table” in the “Compensation Tables” section below.
General Matters Regarding Executive Compensation
        Employment Agreements and Severance and Change in Control Arrangements
None of our named executive officers has an employment agreement with the Company. In addition, no named executive officer is entitled to receive any severance or change in control payment; however, existing grants of RSAs do vest on death, disability or change in control, and the LTIP Committee in its sole discretion may determine that such grants will vest partially or in full as of retirement. See the “Potential Payments Upon Termination or Change in Control” section below.
        Stock Ownership Guidelines
The Board adopted stock ownership guidelines applicable to the Company’s executive officers during fiscal year 2016. Under the guidelines, the chief executive officer is required to maintain ownership of company stock valued at five times his or her base salary, the chief financial officer is required to maintain ownership of company stock valued at three times his or her base salary and each other executive officer is required to maintain ownership of company stock valued at two times his or her base salary. Under the stock ownership guidelines, executive officers are expected to comply with the stock ownership target by April 1, 2021, or in the case of new executives, within five years of the date of their appointment. As of the record date, all current executive officers, other than Mr. Bowman who just joined the Company in June 2018 and became an executive officer in October 2018, exceed their target ownership levels.
Anti-Hedging and Pledging Policies

Our insider trading policy prohibits “insiders” from entering into any hedging arrangements with respect to our securities. Specifically, the policy defines “insiders” as the officers of the Company, all members of the Company’s board of directors, and all employees of, and consultants and contractors to, the Company and its subsidiaries, who receive or have access to “material nonpublic Information,” as well as their families and members of their households, and contains the following prohibition:
Hedging or monetization transactions can be accomplished through a number of possible mechanisms, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds. Such transactions may permit a director, officer or employee to continue to own Company securities obtained through employee benefit plans or otherwise, but without the full risks and rewards of ownership. When that occurs, the director, officer or employee may no longer have the same objectives as the Company’s other stockholders. Therefore, Insiders are prohibited from engaging in any such transactions.
Compensation Advisors
Benchmarking of Compensation
Since fiscal year 2013 the Compensation Committee has engaged the consulting firm of Mercer, a wholly owned subsidiary of Marsh & McLennan Companies, Inc. (“MMC”), to periodically provide compensation analysis and consulting services regarding executive and director compensation. Part of this engagement involves benchmarking the Company’s executive pay against a peer group and published compensation surveys. During fiscal 2019, Mercer provided the Compensation Committee with an update of its prior executive compensation analysis through June 27, 2019, including a benchmarking analysis. The most current peer group consisted of 15 companies, all of which are publicly traded. The peer group was selected based on research by Mercer and input from management and consisted of the following companies based on size as measured by revenues (with the Company falling in the 60th percentile), industry focus and market capitalization (with the Company falling in the 63th percentile):

B&G Foods, Inc.	National Beverage Corp.
Calavo Growers, Inc.	Pyrus International, Inc.
Flowers Foods, Inc.	Sanderson Farms, Inc.
Farmer Brothers Co.	Seneca Foods Corporation
The Hain Celestial Group, Inc.	Sunopta, Inc.
J & J Snack Foods Corp.	The Boston Bean Company, Inc.
John B. Sanfilipo & Son, Inc.	Universal Corporation
Lancaster Colony Corporation
Compensation Consultants
In addition to the services described above, the Chairman of the Compensation Committee also periodically engages Mercer to review annual and long-term incentive plan designs for competitiveness and alignment with peer companies, and to update management and the Board on executive compensation trends, including director compensation. This review was last completed in fiscal 2020.
Mercer reported to Mr. Poole, who is an independent director and Chairman of the Compensation Committee, but also consulted with Mr. Baker, Chairman of the Board and Chief Executive Officer and Mr. Bowman, a Vice President and Chief Financial Officer of the Company, in connection with the Executive Committee's determinations and recommendations regarding other officers' compensation. During fiscal year 2020, the LTIP Committee based its grants of RSAs to officers and directors in large part on Mercer’s June 27, 2019 recommendations.
The Compensation Committee assessed the independence of Mercer pursuant to applicable SEC and NASDAQ rules and concluded that the engagement did not raise any conflicts of interest during fiscal 2020.

During fiscal 2020, the parent of MMC, Marsh USA and several of its affiliates and subsidiaries, were retained by our management to provide insurance brokerage, risk management, and actuarial services related to property loss claims. The aggregate amount paid by the Company to Marsh USA in fiscal 2020, was approximately $9.5 million, which includes direct payments for insurance policies and surety bonds. Because these services were approved by management in the ordinary course of business, the Compensation Committee did not specifically approve such services, although it was aware of these other services. Fees paid to Mercer in fiscal 2020 for executive and director compensation consulting services were approximately $38,000.
Mercer and its affiliates committed to follow safeguards between the executive compensation consultants engaged by the Compensation Committee and the other service providers to our Company to ensure the Compensation Committee’s executive compensation consultants continued to fulfill their role in providing objective and unbiased advice. Mercer provided the Compensation Committee with an annual update on Mercer’s financial relationship with our Company, as well as written assurances that, within the MMC organization, the Mercer consultants who performed executive compensation services for the Compensation Committee have a reporting relationship and compensation determined separately from the Marsh USA lines of business and from its other work for our Company.

Compensation Committee Report
The Compensation Committee has reviewed and discussed the above Compensation Discussion and Analysis with management of the Company and, based on the review and discussions, the Compensation Committee has recommended to the Board of Directors that the above Compensation Discussion and Analysis be included in the Company’s proxy statement on Schedule 14A for the 2020 Annual Meeting of Stockholders.

James E. Poole, Chairman
Letitia C. Hughes
Steve W. Sanders

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee during fiscal year 2020 were Mr. Poole, Ms. Hughes, Mr. Sanders. None of Ms. Hughes, Mr. Poole and Mr. Sanders was formerly an officer of the Company.

During fiscal year 2020, none of our executive officers served as a member of the compensation committee or as a director of another entity, one of whose executive officers served on our Compensation Committee or as one of our directors.

COMPENSATION TABLES

Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)	Total ($)
Adolphus B. Baker, Chairman/CEO	2020	423,582	300,300	296,055	89,035	134,555	1,243,527
	2019	426,485	410,000	293,724	22,343	137,532	1,290,084
	2018	413,178	385,000	286,000	71,443	126,756	1,282,377
Max P. Bowman, VP/CFO/ Treasurer/Secretary(5)	2020	254,136	164,500	98,685	4,535	84,687	606,543
	2019	239,808	200,000	97,823	3,978	72,169	613,778
Sherman L. Miller, President/Chief Operating Officer	2020	261,444	183,750	98,685	-0-	24,073	567,952
	2019	260,231	245,500	97,823	-0-	29,909	633,463
	2018	231,430	225,000	95,260	-0-	26,908	578,598
Charles J. Hardin, VP/Sales	2020	220,994	149,822	59,096	74,156	60,114	564,182
	2019	222,091	193,062	58,728	17,491	60,523	551,895
	2018	216,443	160,238	57,200	62,756	58,368	555,005
Robert L. Holladay, Jr., VP/General Counsel	2020	211,683	150,150	98,685	-0-	26,959	487,477
	2019	209,502	200,000	97,823	-0-	33,608	540,933
	2018	203,499	185,000	95,260	-0-	37,746	521,505
___________________

(1) Salary for fiscal years 2018, 2019 and 2020 include 26 pay periods.

(2) The amount listed represents the aggregate grant date fair value of time-vested restricted share awards (“RSAs”) computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 – Compensation – Stock Compensation (“FASB ASC Topic 718”).

(3) Reflects aggregate earnings on nonqualified deferred compensation based on the increase in value of the Vanguard 500 Index Fund Admiral Shares, the index fund selected by the Board to determine investment credits under the nonqualified Deferred Compensation Plan.

(4) The detail on amounts in this column is set forth in the “2020 All Other Compensation” table below.

(5) Mr. Bowman joined the Company on June 25, 2018, and was appointed as an executive officer and elected to the board on October 5, 2018.

2020 ALL OTHER COMPENSATION TABLE (1)

Name	Auto ($)	Deferred Compensation Contributions ($)	Club Dues ($)	Payment or Imputed Income Based on Cost of Life Insurance Coverage ($)(2)	Medical Reimbursement ($)	KSOP Contribution ($)(3)	Total ($)
Adolphus B. Baker	5,000	68,942	9,337	34,694	8,525	8,057	134,555
Max P. Bowman	9,644	46,800	9,017	2,315	9,584	7,327	84,687
Sherman L. Miller	5,989	-0-	2,404	584	6,833	8,263	24,073
Charles J. Hardin	1,400	40,660	-0-	-0-	9,801	8,253	60,114
Robert L. Holladay, Jr.	9,550	-0-	4,574	1,442	3,035	8,358	26,959
___________________

(1) See “Compensation Discussion and Analysis” for more information on these elements of executive compensation.

(2) For named executive officers other than Mr. Baker, the amount listed represents premiums paid on life insurance policies provided for such officer. Of Mr. Baker’s total amount listed for 2020, $25,336 represents premiums paid on non-split-dollar life insurance policies and $9,358 represents income imputed to Mr. Baker related to the split-dollar life insurance arrangements discussed in “Compensation Discussion and Analysis—Elements of Compensation—Employee Benefits and Perquisites” above.

(3) As required by SEC rules, the amount reflected in this table reflects fiscal year reimbursements. KSOP contribution limits were $8,400 for calendar year 2019 and $8,550 for calendar year 2020.

GRANTS OF PLAN-BASED AWARDS

Name	Grant Date	Approval Date	All Other Stock Awards: Number of Shares of Stock or Units (#)(1)	Grant Date Fair Value of Stock and Option Awards ($)(2)
Adolphus B. Baker	01/14/20	12/13/19	7,740	296,055
Max P. Bowman	01/14/20	12/13/19	2,580	98,685
Sherman L. Miller	01/14/20	12/13/19	2,580	98,685
Charles J. Hardin	01/14/20	12/13/19	1,545	59,096
Robert L. Holladay, Jr.	01/14/20	12/13/19	2,580	98,685
___________________

(1) Amounts shown in this column represent grants of RSAs made in fiscal year 2020, which vest fully on the third anniversary of the date of grant, conditioned upon the grantee remaining employed by the Company. Vesting of such RSAs is accelerated upon a change in control of the Company or upon the death or disability of the grantee. If the grantee’s employment is terminated due to retirement, the LTIP Committee may provide for full or partial vesting of such shares in its sole discretion.

(2) The grant date fair value of the RSAs set forth in this column is based on the closing price of Company common stock on the grant date, which was $38.25.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Stock Awards
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
Adolphus B. Baker	1/16/2018	6,500	289,640
	1/15/2019	6,882	306,662
	1/14/2020	7,740	344,894
Max P. Bowman	1/15/2019	2,292	102,132
	1/14/2020	2,580	114,965
Sherman L. Miller	1/16/2018	2,165	96,472
	1/15/2019	2,292	102,132
	1/14/2020	2,580	114,965
Charles J. Hardin	1/16/2018	1,300	57,928
	1/15/2019	1,376	61,315
	1/14/2020	1,545	68,845
Robert L. Holladay, Jr.	1/16/2018	2,165	96,472
	1/15/2019	2,292	102,132
	1/14/2020	2,580	114,965
___________________

(1) All of these RSA grants were made under the 2012 Plan and will vest fully on the third anniversary of the date of grant, conditioned upon the grantee remaining employed by the Company. Vesting of such RSAs is accelerated upon a change in control of the Company (as defined in the 2012 Plan) or upon the death or disability of the grantee. If the grantee’s employment is terminated due to retirement, the LTIP Committee may provide for full or partial vesting of such shares in its sole discretion.

(2) Market value is based on the closing price of Company common stock as of May 29, 2020, the last business day of the Company’s fiscal year 2020, which was $44.56.

STOCK VESTED

	Restricted Stock Awards
Name	Number of Shares Acquired on Vesting (#)(1)	Value Realized On Vesting ($)(2)
Adolphus B. Baker	6,500	255,190
Max P. Bowman	-0-	-0-
Sherman L. Miller	2,165	84,998
Charles J. Hardin	1,300	51,038
Robert L. Holladay, Jr.	2,165	84,998
___________________

(1) The number of shares acquired is reported on a gross basis. The Company withheld the necessary number of shares of common stock in order to satisfy withholding taxes due upon vesting of the RSAs, thus the named executive officers actually received a lower number of shares of the Company’s common stock than the numbers reported in this table.

(2) The value realized on vesting of RSAs is based on the closing sale price on the date of vesting of the RSAs or, if there were no reported sales on such date, on the last preceding date on which any reported sale occurred.

NONQUALIFIED DEFERRED COMPENSATION

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)(1)	Aggregate Earnings in Last FY ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(3)
Adolphus B. Baker	-0-	68,942	89,035	-0-	872,013
Max P. Bowman	-0-	46,800	4,535	-0-	100,313
Sherman L. Miller	N/A	N/A	N/A	N/A	N/A
Charles J. Hardin	-0-	40,660	74,156	-0-	704,653
Robert L. Holladay, Jr.	N/A	N/A	N/A	N/A	N/A
___________________

(1) The entire amount reported in this column for each named executive officer is included within the amount reported as 2020 all other compensation in the Summary Compensation Table.

(2) The entire amount reported in this column for each named executive officer is included within the amount reported as 2020 change in pension value and nonqualified deferred compensation earnings in the Summary Compensation Table. This amount reflects aggregate earnings on nonqualified deferred compensation based on the increase in value of the Vanguard 500 Index Fund Admiral Shares, the index fund selected by the Board to determine investment credits under the nonqualified Deferred Compensation Plan.

(3) Amounts reported in this column for each named executive officer include amounts previously reported in the Company’s Summary Compensation Table in previous years when earned if that officer’s compensation was required to be disclosed in a previous year. Amounts previously reported in such years include previously earned, but deferred, contributions. This total reflects the cumulative value of each named executive officer’s contributions and investment experience.

For additional detail regarding these arrangements, see “Compensation Discussion and Analysis – Elements of Compensation – Deferred Compensation Arrangements.”

Pension Benefits
No named executive officer participates in any pension plan.
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
As described in the Compensation Discussion and Analysis, the Company has not entered into agreements with our named executive offices that provide for severance or change in control payments. Accordingly, the RSAs, which will vest upon certain terminations of employment and a change in control (as defined in the 2012 Plan), as described in the footnotes to the table, are the only form of compensation reflected in the table below.
In addition, the following table does not quantify payments under plans that are generally available to all salaried employees, similarly situated to the named executive officers in age, years of service, date of hire, etc., and that do not discriminate in scope, terms or operation in favor of executive officers.
For the named executive officers, the value of the RSAs that would vest upon termination of employment due to death or disability, or a change in control of the Company as of the end of the Company’s fiscal year ended May 30, 2020, are outlined below, based on the Company's closing stock price of $44.56 on May 29, 2020, the last business day of such fiscal year.

Name	Form of Compensation	Involuntary Termination By Company or Voluntary Termination by Employee(1) ($)	Retirement(2) ($)	Death or Disability(3)	Change in Control(4)
Adolphus B. Baker	RSAs	-0-	941,196	941,196	941,196
Max P. Bowman	RSAs	-0-	217,096	217,096	217,096
Sherman L. Miller	RSAs	-0-	313,569	313,569	313,569
Charles J. Hardin	RSAs	-0-	188,088	188,088	188,088
Robert L. Holladay, Jr.	RSAs	-0-	313,569	313,569	313,569
___________________

(1) Upon termination by the Company or the employee (other than termination due to a retirement, death or disability), the named executive officers’ RSA agreements provide for forfeiture of all unvested RSAs.

(2) Upon retirement of a grantee, the LTIP Committee in its sole discretion may provide that RSAs will vest partially or in full as of the effective date of the grantee’s termination due to retirement. The amounts set forth in the column assume the LTIP Committee has exercised discretionary authority to fully vest all such RSAs.

(3) Upon death or disability of a grantee, all RSAs will vest as of the date of such death or disability and all restrictions will lapse.

(4) Upon the completion of a change in control of the Company, all RSAs will vest and all restrictions will lapse.
PAY RATIO DISCLOSURE
To determine the median employee compensation, we analyzed all of Cal-Maine’s employees, excluding Cal-Maine’s Chief Executive Officer, as of May 30, 2020. We annualized wages for employees that were not employed for the full year. We used year to date gross wages as the consistently applied compensation metric to determine the median employee. After identifying the median employee, we calculated annual total compensation for the median employee according to the methodology used to report the annual compensation of our named executive officers in the Summary Compensation Table on page 20.
The 2020 annual total compensation of our median employee other than Mr. Baker was $34,441. Mr. Baker’s 2020 annual total compensation was $1,243,527. Based on the foregoing, our estimate of the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all other employees was 36 to 1. Given the different methodologies that different public companies use to determine an estimate of their pay ratio, the estimated ratio reported above should not be used as a basis for comparison between companies.
DIRECTOR COMPENSATION
For fiscal year 2020, the Company’s non-employee directors each received an annual fee of $45,000 as compensation for their services as a director. The fee is paid in quarterly installments, in advance. Employee directors receive no additional compensation for their services as directors of the Company, and the compensation of Messrs. Baker, Bowman and Miller is reflected in the Summary Compensation Table above. On January 14, 2020, Ms. Hughes and Messrs. Poole and Sanders, as independent directors, each received grants of 2,580 RSAs under the Company’s 2012 Plan. Such RSAs vest 100% on the third anniversary of the date of grant. Mercer also periodically reviews and benchmarks the Company’s director compensation program, and the last such review was completed in 2019. No changes to the director compensation program were adopted as a result of that review. See “Compensation Discussion & Analysis – Compensation Advisors” for more information regarding Mercer.

DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Total ($)
Letitia C. Hughes	45,000	98,685	143,685
James E. Poole	45,000	98,685	143,685
Steve W. Sanders	45,000	98,685	143,685
___________________
(1) The aggregate grant date fair value of the RSAs set forth in this column is computed in accordance with FASB ASC Topic 718 and based on the closing price of the Company’s common stock as of the grant date, which was $38.25. At the end of fiscal year 2020, each director listed in this table had 7,037 unvested RSAs.

REPORT OF THE AUDIT COMMITTEE
The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed and discussed the audited financial statements in the Annual Report on Form 10-K for the fiscal year ended May 30, 2020, with management, including the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures.
The Committee also worked with Frost, PLLC, the Company’s independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, its judgment as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee has discussed with Frost, PLLC that firm’s independence from management and the Company and all matters required to be discussed pursuant to Public Company Accounting Oversight Board rules, and has received the written disclosures and letter from Frost, PLLC required by Public Company Accounting Oversight Board rules, and considered the compatibility of nonaudit services with Frost, PLLC’s independence.
The Committee discussed with our internal auditors and our independent registered public accounting firm the overall scope and plans for their respective audits. The Committee meets with the internal auditors and our independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls, and the overall quality of our financial reporting.
In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended May 30, 2020, for filing with the SEC.
The Board of Directors has determined that all members of the Audit Committee are “audit committee financial experts” and independent directors within the meaning of SEC regulations.
Letitia C. Hughes, Chairperson
James E. Poole
Steve W. Sanders

FEES AND RELATED DISCLOSURES FOR ACCOUNTING SERVICES
The following table discloses the aggregate fees billed by Frost, PLLC for professional services rendered during fiscal 2020 and 2019:

	2020		2019
Fee	Amount	Percent	Amount	Percent
Audit Fees	260,826	93%	$280,455	93%
Audit-Related Fees	20,750	7%	$20,717	7%
Tax Fees	—		—	—
All Other Fees	—		—	—

All audit and any material non-audit services provided by the Company’s independent registered public accounting firm require pre-approval by the Audit Committee or its designee. 100% of the services performed by Frost, PLLC for the fiscal years 2020 and 2019 were pre-approved by the Audit Committee.
Audit fees include fees associated with the annual audit of the Company’s financial statements and the review of the financial statements included in the Company’s quarterly reports on Form 10-Q. Audit-related fees principally include employee benefit plan audits for plan fiscal years ended December 31, 2019 and December 31, 2018.

PROPOSAL NO. 2: APPROVAL OF OUR AMENDED AND RESTATED 2012 OMNIBUS LONG-TERM INCENTIVE PLAN

Following the recommendation of our Compensation Committee, our Board unanimously approved, and recommends that our stockholders adopt, the Amended and Restated Cal-Maine Foods, Inc. 2012 Omnibus Long-Term Incentive Plan (“the Plan”), which is summarized below and attached as Appendix A to this proxy statement. Because this is a summary, it does not contain all of the information that may be important to you. You should read Appendix A carefully before you decide how to vote.

Background

On October 5, 2012, the stockholders of the Company approved the Cal-Maine Foods, Inc. 2012 Omnibus Long-Term Incentive Plan (“2012 Plan”). The purpose of the 2012 Plan is to assist the Company in attracting and retaining employees, outside directors and consultants to contribute to the long-term success of the Company. The stockholders authorized 500,000 shares available for awards on October 5, 2012.  In 2014, a stock split increased the number of shares authorized under the 2012 Plan to 1,000,000 shares. The term of the 2012 Plan ends on October 5, 2022.

The Company believes that the adoption of the Plan is essential to our success. The Plan will allow the Company to continue to grant annual stock-based compensation as a part of a competitive overall compensation program. Equity-based awards are a critical component of our program, allowing us to attract, retain and motivate critical talent, and align our employees’ interests with those of our stockholders. Our ability to deliver competitive pay without stock-based compensation would require the replacement of equity awards with cash-based long-term awards that may not necessarily align employee interests with those of our stockholders as effectively as stock-based awards.

Our Current Plan Has Insufficient Shares Available For Grant
After the grant of awards in January 2020, there are approximately 233,617 shares remaining available for future grant under our 2012 Plan. Considering historical grant rates, we will not have sufficient shares available to make long-term incentive grants to our employees, outside directors and consultants as early as 2022. While the Company could increase cash compensation if it is unable to grant equity incentives, replacing equity awards with cash awards would not only misalign our executive and stockholder interests, it would also increase cash compensation expense and divert cash that could otherwise be reinvested in our business.

Summary of Material Revisions to the Plan
As compared to the 2012 Plan, the proposed Plan includes the following material changes:

•  increases the authorized shares under the Plan by 1,000,000 from 1,000,000 to 2,000,000;
•  extends the term of the Plan from October 5, 2022 to October 2, 2032;
•  imposes a 10-year maximum term for both options and SARs; and
• eliminates liberal share counting provision.

We have a History of Prudent Use of Shares
In determining to adopt the Plan, we considered the following:

•  Share Reserve. The board has approved the reservation of an additional 1,000,000 shares under the Plan.
•  Burn Rate. The following table provides data on our annual share usage under the 2012 Plan for the last four full fiscal years. No Options or SARs have been issued under the 2012 Plan.

Year Fiscal	Employee Restricted Shares	Director Restricted Shares	Total Awards Granted	Shares Outstanding (1)	Annual Burn Rate(1)
2017	79,720	6,495	86,215	48,328,816	0.18%
2018	79,970	6,495	86,465	48,389,231	0.18%
2019	87,313	6,876	94,189	48,446,066	0.19%
2020	96,826	7,740	104,566	48,500,718	0.22%
Average Four-Year Burn Rate					0.19%

(1)Includes the shares of common stock and Class A common stock outstanding. Excludes the unvested restricted stock awards as of year-end.
(2)Annual equity burn rate is calculated by dividing (i) the number of shares subject to equity awards granted during the year by (ii) the number of shares outstanding at the end of the applicable year. No shares have been awarded during fiscal year 2021 and the number expected to be awarded is not known at this time.

• Expected Duration of the Plan. The Company expects the share reserve under the Plan to provide the Company with enough shares for awards for more than 10 years, assuming the Company continues to grant awards consistent with its 2020 grant practices as reflected in the table above, and noting that future circumstances may require the Company to change its current equity grant practices. For example, the Company has traditionally granted shares in the bottom third percentile of its peer group per the July 28, 2020 report performed by Mercer and may not be able to maintain that level. As the Company cannot predict its future equity grant practices with any degree of certainty at this time, the share reserve under the Plan could last for a shorter or longer time.
•  Dilution. In fiscal years 2018, 2019 and 2020, the end of year overhang rate (calculated by dividing (1) the sum of the number of shares issuable pursuant to equity awards outstanding at the end of the fiscal year plus shares remaining available for issuance for future awards at the end of the fiscal year by (2) the sum of the number of shares outstanding at the end of the fiscal year as calculated above plus the sum of (1) above) was 1.4%, 1.2% and 1.0%, respectively. Upon adoption of the Plan, the Company expects its overhang to be approximately 3.0%.

In light of the factors described above, the Board has determined that the size of the share reserve under the Plan is reasonable and appropriate at this time.

Equity Compensation Best Practices Reflected in the Plan
The Plan has a number of provisions that the Company believes are consistent with best practices in equity compensation, protect stockholder interests and promote effective corporate governance, including the following:

•  Stockholder Approval is Required for Additional Shares and Other Material Amendments. The Plan does not contain an annual “evergreen” provision. The Plan authorizes a limited number of shares, and stockholder approval is required to increase the maximum number of shares of common stock that may be issued under the Plan. In addition, other material amendments to the Plan require stockholder approval.
•  No Discount Stock Options or Stock Appreciation Rights. All stock options and stock appreciation rights (“SARs”) will have an exercise price equal to or greater than the fair market value of the Company’s common stock on the date the stock option or SAR is granted; although discount stock options and SARs may be granted with prior stockholder approval in the event such awards are assumed or substituted in connection with certain corporate transactions. For purposes of equity awards, the Company generally defines fair market value as the closing sale price of a share of our common stock on the stock exchange or national market system on which our common stock is listed on such date or, if no sale occurred on the date in question, the closing sale price for a share of our common stock on the last preceding date for which such quotation exists. The closing sale price for a share of our common stock on the NASDAQ, on August 7, 2020 was $45.44. Additionally, stock options and SARs will have a maximum term of ten years.
•  Administration by Independent Directors. Awards to executive officers and outside directors under the Plan are administered by the LTIP Committee, which is an independent committee of our Board. While the LTIP Committee may delegate the right to make awards to participants who are not executive officers or outside directors to a committee of one or more directors who do not qualify as a non-employee director, an outside director or an independent director or to one or more officers of the Company, it has not done so in the past.
•  No Automatic Single-Trigger Vesting of Awards. The Plan does not provide for automatic “single-trigger” accelerated vesting upon a change of control. However, all prior grants under the 2012 Plan provided for single-trigger accelerated vesting. The LTIP Committee has the authority to use either single-trigger or double-trigger accelerated vesting.
•  Limitations on Grants. Individual limits on awards granted to any participant pursuant to the Plan during any calendar year apply as follows: (i) a maximum of 100,000 shares of common stock may be subject to options and (ii) a maximum of 100,000 shares of common stock may be subject to SARS. The share amounts may be adjusted to take into account equity restructurings and certain other corporate transactions as described below.
•  No Repricing of Awards. Stock options and SARs may not be repriced, replaced or regranted through cancellation or modification without stockholder approval if the effect would be to reduce the exercise price for the shares under the award.
•  No Tax Gross-Ups. The Plan does not provide for any tax gross-ups.
•  No Liberal Share Counting. The Plan prohibits the recycling of shares tendered or withheld for value (specifically, shares tendered in payment of the exercise price of a stock option, shares covered by, but not issued in settlement of, stock-settled SARs, shares delivered or withheld to satisfy a tax withholding obligation, or shares repurchased on the open market with option proceeds).
•  Clawback of Awards. All awards (including any proceeds, gains or other economic benefit the participant actually or constructively receives upon receipt or exercise of any award or the receipt or resale of any shares underlying the award) will be subject to any Company clawback policy implemented to comply with applicable laws, including any clawback policy adopted to comply with the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder, as set forth in such a clawback policy or the award agreement

Other Company policies that help align the interests of our directors and executive officers with those of our stockholders include our policies that prohibit our directors and executive officers from hedging our common stock, and our minimum stock ownership guidelines for our directors and executive officers. See “Corporate Governance – Stock Ownership Guidelines” and “Compensation Discussion and Analysis.”

Summary of the Amended and Restated 2012 Omnibus Long-Term Incentive Plan

Administration. The LTIP Committee of our Board will have plenary authority to administer the Plan and has authority to make awards under the Plan and to set the terms of the awards, including but not limited to (i) determine the persons to whom awards will be granted and the time at which such awards will be granted; (ii) determine the terms, provisions, and conditions of awards (including, if applicable, the number of shares of common stock covered by an award), which need not be identical and need not match any default terms set forth in the Plan, and amend or modify any outstanding awards; (iii) correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any award in the manner and to the extent it deems necessary or desirable to further the Plan’s objectives; (iv) establish, amend, and rescind any rules or regulations relating to the administration of the Plan that it determines to be appropriate; (v) resolve all questions of interpretation or application of the Plan or awards granted under the Plan; and (vi) make any other determination that it believes necessary or advisable for the proper administration of the Plan.

Subject to the limitations specified in the Plan, the LTIP Committee may delegate its authority to appropriate officers of the Company with respect to grants to employees or consultants who are not subject to Section 16 of the Exchange Act.

Eligible Participants. Employees, outside director and consultants to the Company shall become eligible to receive awards under the Plan when designated by the LTIP Committee. We currently have five executive officers and three outside directors eligible to receive awards under the Plan. In addition, we anticipate that approximately 130 other employees will be eligible to receive awards under the Plan, most of whom have previously received awards under the 2012 plan.

Awards. Awards under the Plan may be granted in any one or a combination of the following forms:
•  for employees only, incentive stock options (“ISOs”) under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”);
•  non-qualified stock options;
•  restricted shares;
•  stock units;
•  SARs; and
•  other awards.

Authorized Shares. The Plan authorizes the issuance of up to 2,000,000 shares of common stock (with approximately 768,000 having already been granted under the 2012 Plan). Shares issued under the Plan may be authorized and unissued shares or issued shares held as treasury shares.

Term of the Plan. No awards may be granted under the Plan after October 2, 2032.

Limitations and Adjustments to Shares Issuable Through the Plan. Subject to adjustment in the Plan, the following additional limitations are imposed under the Plan:

•  The maximum number of shares of common stock that may be issued upon exercise of stock options intended to qualify as ISOs shall be the 1,000,000 additional shares authorized by the stockholders and the remaining 233,617 unissued shares from the 2012 Plan.

•  The maximum number of shares subject to options and SARs that may be granted to any officer, employee, consultant, outside director or advisor during the fiscal year in which his or her service commences shall be 100,000 shares of common stock subject to options and 100,000 shares of common stock subject to SARs. Thereafter, the maximum number of shares subject to options and SARs that may be granted to any participant during any fiscal year shall be 75,000 shares of common stock subject to options and 75,000 shares of common stock subject to SARs.

To the extent that options, SARs or stock units are forfeited or expire for any other reason before being exercised or settled in full, the common shares subject to such options, SARs or stock units shall again become available for issuance under the Plan. With respect to SARs, if the SAR is payable in common shares, all common shares to which the SARs relate are counted against the Plan limits, rather than the net number of common shares delivered upon exercise of the SAR. If restricted shares or common shares issued upon the exercise of options are reacquired by the Company pursuant to a forfeiture provision, then such common shares shall again become available for subsequent issuance under the Plan. The following common shares may not again be made available for issuance as awards under the Plan: (i) common shares delivered or withheld in payment of the exercise price of an option, (ii) common shares delivered or withheld from payment of an award to satisfy tax obligations with respect to the award, and (iii) common shares repurchased on the open market with the proceeds of the exercise price of an option. To the extent that an award is settled in cash rather than shares, the cash settlement shall not reduce the number of shares available for issuance under the Plan.

In the event of any recapitalization, reclassification, stock dividend, stock split, combination of shares or other similar change in the common stock, the number of shares of common stock then subject to the Plan, including shares subject to outstanding awards, and any and all other limitations provided in the Plan limiting the number of shares of common stock that may be issued hereunder, shall be adjusted in proportion to the change in outstanding shares of common stock. In the event of any such adjustments, the exercise price of any option or SAR shall also be adjusted to provide participants with the same relative rights before and after such adjustment. No substitution or adjustment shall require the Company to issue a fractional share under the Plan.

Minimum Vesting Requirements. There is no required minimum vesting period under the Plan, but the LTIP Committee's practice has been to require a three year cliff vesting period contingent on continued employment.

Amendments to the Plan. The Board may amend or discontinue the Plan at any time; provided, however, that stockholder approval is required for any amendment that would:
•  materially increase the benefits accruing to participants;
•  materially increase the number of shares of common stock that may be issued through the Plan;
•  materially expand the classes of persons eligible to participate in the Plan;
•  expand the types of awards available for grant;
•  materially extend the term of the Plan;
•  reduce the price at which common stock may be offered through the Plan; or
•  permit the repricing of a stock option or SAR.

Types of Awards. Each of the types of awards that may be granted under the Plan is described below:
•  Stock Options. The LTIP Committee may grant non-qualified stock options or ISOs to purchase shares of our common stock. The LTIP Committee will determine the number and exercise price of the options, provided that the option exercise price may not be less than the fair market value of a share of common stock on the date of grant, except for an option granted in substitution of an outstanding award in an acquisition transaction. In addition, the LTIP Committee will determine the time or times that the options become exercisable. The term of an option will also be determined by the LTIP Committee, but may not exceed ten years from the date of the grant. ISOs will be subject to certain additional requirements necessary in order to qualify as incentive stock options under Section 422 of the Code. In addition, participants holding stock options will not be entitled to any dividend equivalent rights for any period of time prior to exercise of the stock option.
•  Stock Appreciation Rights. A SAR is a right to receive, without payment to us, a number of shares of common stock or an amount of cash determined by dividing the product of the number of shares as to which the SAR is exercised and the amount of the appreciation in each share by the fair market value of a share on the date of exercise of the right. The LTIP Committee will determine the exercise price used to measure share appreciation, provided that the exercise price may not be less than the fair market value of a share of common stock on the date of grant, except for a SAR granted in substitution of an outstanding award in an acquisition transaction. In addition, the LTIP Committee will determine whether the right may be paid in cash, shares of common stock, or a combination of the two, and the number and term of SARs, provided that the term of a SAR may not exceed ten years from the date of grant. Participants holding SARs will not be entitled to any dividend equivalent rights for any period of time prior to exercise of the SAR.
•  Restricted Shares. Restricted shares may be granted by the LTIP Committee and made subject to restrictions on sale, pledge or other transfer by the recipient for a certain restricted period. All restricted shares will be subject to such restrictions as the LTIP Committee may provide in an agreement with the participant. Subject to the restrictions provided in the agreement and the Plan, a participant receiving restricted shares shall have all of the rights of a stockholder as to such shares, including the right to vote and receive dividends if provided for in the agreement. However, if the vesting of the restricted shares is based on the attainment of performance goals, any and all dividend equivalent rights with respect to the restricted shares will be subject to the attainment of the performance goals applicable to the restricted shares.

•  Stock Units. A stock unit represents the right to receive from the Company on the scheduled vesting date or other specified payment date one share of common stock. All stock units will be subject to such restrictions as the LTIP Committee may provide in an agreement with the participant. Subject to the restrictions provided in the agreement and the Plan, a participant receiving stock units shall have no rights of a stockholder as to such units until such time as shares of common stock are issued to the participant. Stock units may be granted with dividend equivalent rights; provided, however, that if the vesting of the stock units is based upon the attainment of performance goals, any and all dividend equivalent rights with respect to the stock units will be subject to the attainment of the performance goals applicable to the underlying stock units.
•  Other Awards. The Plan also permits the LTIP Committee to grant participants other awards. Such awards may be settled in the form of common stock issued under the Plan. Such common stock shall be treated for all purposes under the Plan like common stock issued in settlement of stock units.

Clawback. The Plan also provides that each award agreement shall contain a provision permitting the Company to recover any award granted under the Plan if the award is subject to any clawback policies the Company may adopt in order to conform to the requirements of Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and any resulting rules issued by the SEC or NASDAQ thereunder. All determinations regarding the applicability of these provisions shall be in the discretion of the LTIP Committee. In addition, the Company may impose such other clawback, recovery or recoupment provision as the Board deems necessary or appropriate.

Prohibition of Repricing. Except for adjustments or actions permitted to be taken by the LTIP Committee in the event of a change in control under the Plan, unless approved by the stockholders of the Company, (a) the exercise price for any outstanding option or SAR granted under the Plan may not be decreased after the date of grant and (b) an outstanding option or SAR that has been granted under the Plan may not, as of any date that such option or SAR has a per share exercise price that is greater than the then current fair market value of a share of common stock, be surrendered to the Company as consideration for the grant of a new option or SAR with a lower exercise price, restricted shares, stock units, a cash payment or common stock.

Termination of Employment. In the event that a participant ceases to be an employee of the Company or to provide services to the Company for any reason, including death, disability, or retirement, any awards may be exercised, shall vest or shall expire at such times as may be determined by the LTIP Committee and/or as provided in the award agreement.

Change in Control. Upon a change in control, as defined in the Plan, the LTIP Committee will have the authority to determine whether vesting of outstanding awards will accelerate. In addition, in connection with certain corporate transactions, the LTIP Committee will may take a variety of actions regarding outstanding awards. Within certain time periods and under certain conditions, the LTIP Committee may:

• continue outstanding awards;
• require that all exercisable awards be exercised by a certain date;
• require the surrender to the Company of some or all exercisable awards in exchange for a stock or cash payment for each award equal in value to the per share change of control value, calculated as described in the Plan, over the exercise or base price;
• provide for the assumption or substitution of the awards by the surviving corporation; or
• make any equitable adjustment to outstanding awards as the LTIP Committee deems necessary to reflect our corporate changes.

Transferability of Awards. Awards under the Plan may not be transferred, pledged, assigned or otherwise encumbered by a participant except: (i) by will; (ii) by the laws of descent and distribution; or (iii) other than in the case of an ISO, pursuant to a qualified domestic relations order, as defined in the Code.

Payment of Withholding Taxes. The Company may withhold from any payments or stock issuances under the Plan, or collect as a condition of payment, any taxes required by law to be withheld. The Company may satisfy the withholding tax obligation by withholding from the shares the participant would otherwise receive, shares having a value equal to the minimum amount required to be withheld.

Federal Income Tax Consequences of Awards

The federal income tax consequences related to the issuance of the different types of awards that may be granted under the Plan are summarized below. Participants who are granted awards under the Plan should consult their own tax advisors to determine the tax consequences based on their particular circumstances.

Stock Options. A participant who is granted a stock option normally will not realize any income, nor will the Company normally receive any deduction for federal income tax purposes, in the year the option is granted. When a non-qualified stock option granted through the Plan is exercised, the participant will realize ordinary income measured by the difference between the aggregate purchase price of the shares acquired and the aggregate fair market value of the shares acquired on the exercise date and, subject to the limitations of Section 162(m) of the Code, we will be entitled to a deduction in the year the option is exercised equal to the amount the participant is required to treat as ordinary income. An employee generally will not recognize any income upon the exercise of any ISO, but the excess of the fair market value of the shares at the time of exercise over the option price will be an item of tax preference, which may, depending on particular factors relating to the employee, subject the employee to the alternative minimum tax imposed by Section 55 of the Code. The alternative minimum tax is imposed in addition to the federal individual income tax, and it is intended to ensure that individual taxpayers do not completely avoid federal income tax by using preference items. An employee will recognize capital gain or loss in the amount of the difference between the exercise price and the sale price on the sale or exchange of stock acquired pursuant to the exercise of an ISO, provided the employee does not dispose of such stock within two years from the date of grant and one year from the date of exercise of the ISO (the holding periods). An employee disposing of such shares before the expiration of the holding periods will recognize ordinary income generally equal to the difference between the option price and the fair market value of the stock on the date of exercise. The remaining gain, if any, will be capital gain. The Company will not be entitled to a federal income tax deduction in connection with the exercise of an ISO, except where the employee disposes of the shares received upon exercise before the expiration of the holding periods.

Stock Appreciation Rights. Generally, a participant who is granted a SAR under the Plan will not recognize any taxable income at the time of the grant. The participant will recognize ordinary income upon exercise equal to the amount of cash or the fair market value of the stock received on the day it is received. In general, there are no federal income tax deductions allowed to the Company upon the grant of SARs. Upon the exercise of the SAR, however, we will be entitled to a deduction equal to the amount of ordinary income that the participant is required to recognize as a result of the exercise, provided that the deduction is not otherwise disallowed under Section 162(m) of the Code.

Restricted Shares. Unless the participant makes an election to accelerate recognition of the income to the date of grant (as described below), the participant will generally not recognize income, and we will not be allowed a tax deduction, at the time the restricted share award is granted. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the shares as of that date, and we will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Section 162(m) of the Code. If the participant files an election under Section 83(b) of the Code within 30 days of the date of grant of restricted shares, the participant will recognize ordinary income as of the date of the grant equal to the fair market value of the shares as of that date, and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Section 162(m) of the Code. Any future appreciation in the stock will be taxable to the participant at capital gains rates. If the shares are later forfeited, however, the participant will not be able to recover the tax previously paid pursuant to a Section 83(b) election.

Stock Units. A participant will not be deemed to have received taxable income upon the grant of stock units. The participant will be deemed to have received taxable ordinary income at such time as shares are distributed with respect to the stock units in an amount equal to the fair market value of the shares distributed to the participant. Upon the distribution of shares to a participant with respect to stock units, we will ordinarily be entitled to a deduction for federal income tax purposes in an amount equal to the taxable ordinary income of the participant, subject to any applicable limitations under Section 162(m) of the Code. The basis of the shares received will equal the amount of taxable ordinary income recognized by the participant upon receipt of such shares.

Other Awards. Generally, a participant who is granted any other award under the Plan will recognize ordinary income at the time the cash or shares of common stock associated with the award are received. If stock is received, the ordinary income will be equal to the excess of the fair market value of the stock received over any amount paid by the participant in exchange for the stock. In the year that the participant recognizes ordinary taxable income in respect of such award, we will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that the participant is required to recognize, provided that the deduction is not otherwise disallowed under Section 162(m) of the Code.

Tax Consequences of a Change in Control. If, upon a change in control of the Company, the exercisability, vesting or payout of an award is accelerated, any excess on the date of the change in control of the fair market value of the shares or cash issued under accelerated awards over the purchase price of such shares, if any, may be characterized as “parachute payments” (within the meaning of Section 280G of the Internal Revenue Code) if the sum of such amounts and any other such contingent payments received by the employee exceeds an amount equal to three times the “base amount” for such employee. The base amount generally is the average of the annual compensation of the employee for the five years preceding such change in ownership or control. An “excess parachute payment” with respect to any employee is the excess of the parachute payments to such person, in the aggregate, over and above such person’s base amount. If the amounts received by an employee upon a change of control are characterized as parachute payments, the employee will be subject to a 20% excise tax on the excess parachute payment and we will be denied any deduction with respect to such excess parachute payment.

The foregoing discussion summarizes the federal income tax consequences of awards that may be granted under the Plan based on current provisions of the Code, which are subject to change. This summary does not cover any foreign, state or local tax consequences.

Plan Benefits

Awards under the Plan are subject to the discretion of the LTIP Committee and no determinations have been made by the LTIP Committee as to any awards that may be granted pursuant to the Plan. Therefore, it is not possible to determine the benefits that will be received in the future by participants in the Plan or the benefits that would have been received by such participants if the Plan had been in effect in the fiscal year ended May 30, 2020.

Equity Compensation Plan Information

The following table presents information as of May 30, 2020, regarding the 2012 Plan, the only incentive plan under which common stock may be issued to employees and outside directors as compensation. The 2012 Plan was previously approved by our stockholders.

Equity Compensation Plan Information
	(a)	(b)	(c)

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)
Equity compensation plans approved by stockholders	—	$—	233,617
Equity compensation plans not approved by stockholders	—	—	—
Total	—	$—	233,617
(a)There were no outstanding options, warrants or rights as of May 30, 2020.  There were 273,046 unvested restricted shares outstanding under our 2012 Plan as of May 30, 2020.
(b)There were no outstanding options, warrants or rights as of May 30, 2020.

(c)Represents shares available for future issuance as of May 30, 2020 under our 2012 Plan.

Approval of this proposal requires the affirmative vote of a majority of the common stock present in person or by proxy and entitled to vote on the proposal. For more information on the voting requirements, see “Voting Shares-Election of Directors” above.

Our Board unanimously recommends that you vote “FOR” the adoption of the amended and restated 2012 omnibus long-term incentive plan.

PROPOSAL NO. 3: ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

The Board is committed to excellence in governance and recognizes the interest our stockholders have in our executive compensation program. As part of that commitment and in accordance with Section 14A of the Exchange Act, our stockholders are being asked to approve an advisory resolution on the compensation of our named executive officers, as reported in this proxy statement. Consistent with our stockholders’ preference, last indicated at our 2017 annual meeting of stockholders, we give our stockholders an opportunity to vote, on an advisory basis, to approve the compensation of our named executive officers every three years. The next vote to approve, on an advisory basis, the executive compensation of our named executive officers will occur at our 2023 annual meeting of stockholders.

This proposal, commonly known as the “say-on-pay” proposal, is advisory, which means that the vote on executive compensation is not binding on the Company, the Board or the Compensation Committee. Nonetheless, the Board takes this vote and the opinions of our stockholders seriously and the Compensation Committee will evaluate the outcome of this vote in making future compensation decisions with respect to our named executive officers. The vote on this resolution is intended to address the Company’s overall compensation of our named executive officers and our compensation philosophy and practices, as described in this proxy statement.

We are asking our stockholders to indicate their support for the compensation of our named executive officers as described in this proxy statement by voting in favor of the following resolution:

RESOLVED, That the stockholders of Cal-Maine Foods, Inc. (the Company) approve, on an advisory  basis, the compensation of the Company’s named executive officers, as disclosed in the Company’s proxy statement for our 2020 annual meeting of stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosures provided in this proxy statement.

The Board of Directors recommends a vote FOR this resolution because it believes that the policies and practices described in the Compensation Discussion and Analysis are effective in achieving the Company's goals of rewarding sustained financial and operating performance and leadership excellence, aligning the executives' long-term interests with those of the stockholders and motivating the executives to remain with the Company for long and productive careers.

We urge stockholders to read the Compensation Discussion and Analysis beginning on page 16 of this proxy statement as well as the 2020 Summary Compensation table and related compensation tables and narrative, appearing on pages 20 through 25, which provide detailed information on the Company's compensation policies and practices and the compensation of our named executive officers.

Approval of this proposal requires the vote of a majority of the voting interest present in person or represented by proxy. For more information on the voting requirements, see “Voting Shares” above. Unless otherwise specified, proxies will be voted FOR the approval of the compensation of our named executive officers.

The Board unanimously recommends a vote FOR approval of the advisory vote on the compensation of our named executive officers.

PROPOSAL NO. 4: RATIFICATION OF SELECTION OF INDEPENDENT  REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee selected the firm of Frost, PLLC of Little Rock, Arkansas, to serve as independent registered public accounting firm for the Company for fiscal year 2021, and the Board of Directors recommends a vote FOR ratification of such selection. There have been no controversies, disputes or differences of opinion with Frost, PLLC since the firm has been engaged by the Company.
Frost, PLLC has extensive experience in serving the poultry and egg industries, and, as a result, the Audit Committee felt they would be particularly well-suited to serve as independent registered public accounting firm for the Company. If the Company’s stockholders do not ratify the selection of Frost, PLLC, the Audit Committee will reconsider this selection.
Representatives of Frost, PLLC are expected to attend the Annual Meeting and be available to respond to appropriate questions, and they may make a statement if they desire to do so.
Approval of this proposal requires the vote of a majority of the voting interest present in person or represented by proxy. For more information on the voting requirements, see “Voting Shares” above. Unless otherwise specified, proxies will be voted FOR the ratification of Frost PLLC’s selection.
The Board unanimously recommends a vote “FOR” the ratification of the selection of Frost, PLLC as independent registered public accounting firm of the Company.
STOCKHOLDER PROPOSALS
Stockholder proposals for the 2021 Annual Meeting must comply with the requirements of the SEC and be received in writing by the Company no later than May 3, 2021, to be considered for inclusion in the Company’s proxy materials. Stockholder proposals should be addressed to Cal-Maine Foods, Inc., Post Office Box 2960, Jackson, Mississippi 39207, ATTN: Secretary. Stockholders wishing to present a proposal at the 2021 Annual Meeting without having the proposal included in the Company’s proxy materials must submit the proposal in writing to the Company’s Secretary, at the above address, by July 17, 2021. In order to prevent controversy about the date of receipt of a proposal, the Company strongly recommends that any stockholder wishing to present a proposal submit the proposal by certified mail, return receipt requested.
OTHER MATTERS
The Board of Directors is not aware of any other matters which may come before the Annual Meeting. However, if any other matters are properly brought before the meeting, the proxies named in the enclosed proxy will vote in accordance with their best judgment on such matters.
Holders of common stock are urged to complete, sign and date the accompanying proxy card and return it in the enclosed envelope. No postage is necessary if the proxy card is mailed in the United States.
INCORPORATION BY REFERENCE
The accompanying Annual Report on Form 10-K contains the audited consolidated balance sheets of the Company at May 30, 2020 and June 1, 2019, and related consolidated statements of operations, comprehensive income, stockholders’ equity, and cash flows for fiscal years ended May 30, 2020 and June 1, 2019. Such financial statements are incorporated herein by reference.
By order of the Board of Directors,
Max P. Bowman, Secretary
Jackson, Mississippi
August 31, 2020

Appendix A

Amended and Restated
Cal-Maine Foods, Inc. 2012
Omnibus Long-Term Incentive Plan

Amended and Restated
Cal-Maine Foods, Inc. 2012
Omnibus Long-Term Incentive Plan

ARTICLE 1. INTRODUCTION.

The purposes of the Cal-Maine Foods, Inc. 2012 Omnibus Long-Term Incentive Plan (the “2012 Plan”) are to promote the long-term success of the Company and the creation of stockholder value by (a) encouraging Employees, Outside Directors and Consultants to focus on critical long-range objectives, (b) encouraging the attraction and retention of Employees, Outside Directors and Consultants with exceptional qualifications and (c) linking Employees, Outside Directors and Consultants directly to stockholder interests through increased stock ownership. Under the 2012 Plan, the Company is authorized to issue equity-based awards in the form of Options (that could constitute ISOs or NSOs), SARs, Restricted Shares or Stock Units.

The 2012 Plan was originally established effective as of October 5, 2012 with an initial term of ten (10) years. The 2012 Plan was subsequently amended on December 28, 2018. The 2012 Plan is hereby amended and restated effective as of the “Amendment Effective Date” as the Amended and Restated Cal-Maine Foods, Inc. 2012 Omnibus Long-Term Incentive Plan (the “Plan”).

ARTICLE 2. DEFINITIONS.

2.1 "Affiliate" means any entity other than a Subsidiary, if the Company and/or one or more Subsidiaries own not less than 50% of such entity.

2.2 “Amendment Effective Date” shall mean October 2, 2020, subject to approval of the Plan at the annual meeting of the stockholders of the Company held on such date.

2.3 "Award" means an award of Options, SARs, Restricted Shares or Stock Units.

2.4 “Board" means the Company's Board of Directors, as constituted from time to time.

2.5 "Cause" means:

(a) An unauthorized use or disclosure by the Participant of the Company's confidential information or trade secrets, which use or disclosure causes material harm to the Company;

(b) A material breach by the Participant of any agreement between the Participant and the Company;

(c) A material failure by the Participant to comply with the Company's written policies or rules;

(d) The Participant's conviction of, or plea of "guilty" or "no contest" to, a felony under the laws of the United States or any State thereof;

(e) The Participant's gross negligence or willful misconduct in connection with his or her performance of services for the Company or an Affiliate;

(f) A continuing failure by the Participant to perform assigned duties after receiving written notification of such failure from the Board; or

(g) A failure by the Participant to cooperate in good faith with a governmental or internal investigation of the Company or its directors, officers or employees, if the Company has requested the Participant's cooperation.

2.6 "Change in Control" means:

(a) The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization own immediately after such merger, consolidation or other reorganization 50% or more of the voting power of the outstanding securities of each of (i) the continuing or surviving entity and (ii) any direct or indirect parent corporation of such continuing or surviving entity;

(b) The sale, transfer or other disposition of all or substantially all of the Company's assets to any other corporation or other legal person, and less than a majority of the combined voting power of the then-outstanding securities of such corporation or person immediately after such transaction is held in the aggregate by the holders of common stock immediately prior to such transaction;

(c) A change in the composition of the Board, as a result of which fewer than 50% of the incumbent directors are directors who either:

(i) Had been directors of the Company on the date 24 months prior to the date of such change in the composition of the Board (the "Original Directors"), (in the event Section 409A is applicable, “12 months” will be substituted for “24 months”); or

(ii) Were appointed to the Board, or nominated for election to the Board, with the affirmative votes of at least a majority of the aggregate of (A) the Original Directors who were in office at the time of their appointment or nomination and (B) the directors whose appointment or nomination was previously approved in a manner consistent with this Paragraph (ii); or

(d) Any transaction as a result of which any person becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing at least 50% of the total voting power represented by the Company's then outstanding voting securities. For purposes of this Subsection (d), the term "person" shall have the same meaning as when used in Sections 13(d) and 14(d) of the Exchange Act but shall exclude (i) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or of a Parent or Subsidiary and (ii) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the common stock of the Company.
A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction. Notwithstanding Section 2.6(d) above, any transfer of securities of the Company to Fred R. Adams, Jr. the Estate of Fred R. Adams, Jr., the Immediate Family Members of Fred Adams, Jr. and any Permitted Transferee shall not constitute a Change in Control. “Immediate Family Members” is defined as the spouse of Fred R. Adams, Jr., his natural children, his sons-in-law and his grandchildren, including the estates of all of such persons. For purposes of the foregoing, the estate of a person shall include only such person’s estate, and a person who receives a distribution from such estate shall not be an Immediate Family Member unless such person is otherwise included in the foregoing definition of Immediate Family Member.
As used herein “Permitted Transferee” includes:
(i) an Immediate Family Member;
(ii) a trust held for the sole or primary benefit of one or more Immediate Family Members or Permitted Transferees, including any trustee in such trustee’s capacity as such, provided that if a trust is not for the sole benefit of one or more Immediate Family Members or Permitted Transferees, an Immediate Family Member or Permitted Transferee must retain sole dispositive and exclusive power to direct the voting of the shares of Class A Common Stock held by such trust;
(iii) a corporation, limited liability company or partnership, including but not limited to, a family limited partnership or similar limited liability company or corporation, or a single member limited liability company, provided that all of the equity interest in such entity is owned, directly or indirectly, by one or more Immediate Family Members or Permitted Transferees and an Immediate Family Member or Permitted Transferee retains sole dispositive and exclusive power to direct the voting of the shares of Class A Common Stock held by such entity;
(iv) an Individual Retirement Account, as defined in Section 408(a) of the Internal Revenue Code, or a pension, profit sharing, stock bonus or other type of plan or trust of which an Immediate Family Member or Permitted Transferee is a participant or beneficiary and which satisfies the requirements for qualification under Section 401 of the Internal Revenue Code, provided that in each case an Immediate Family Member or Permitted Transferee retains sole dispositive and exclusive power to direct the voting of the shares of Class A Common Stock held by such account, plan or trust; or
(v) any guardianship, conservatorship or custodianship for the benefit of an Immediate Family Member who has been adjudged disabled, incapacitated, incompetent or otherwise unable to manage his or her own affairs by a court of competent jurisdiction, including any guardian, conservator or custodian in such guardian’s, conservator’s or custodian’s capacity as such.
2.7 "Code" means the Internal Revenue Code of 1986, as amended.

2.8 "Committee" means the Long-Term Incentive Plan Committee of the Board, as further described in Article 3.

2.9 "Common Share" means one share of the common stock of the Company.

2.10 "Company" means Cal-Maine Foods, Inc., a Delaware corporation.

2.11 "Consultant" means a consultant or adviser who provides bona fide services to the Company, a Parent, a Subsidiary or an Affiliate as an independent contractor.

2.12 "Corporate Transaction" has the same meaning as set forth in Section 2.6 above (which defines "Change in Control"), except that the second sentence of the second paragraph of Section 2.6(d) shall not be given effect.

2.13 "Employee" means a common-law employee of the Company, a Parent, a Subsidiary or an Affiliate.

2.14 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

2.15 "Exercise Price" in the case of an Option, means the amount for which one Common Share may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement. "Exercise Price," in the case of a SAR, means an amount, as specified in the applicable SAR Agreement, which is subtracted from the Fair Market Value of one Common Share in determining the amount payable upon exercise of such SAR.

2.16 "Fair Market Value" of a Common Share as of any particular date means:
(a) if the Common Shares are traded on a stock exchange,

(i) and if the Common Shares are traded on that date, the closing sale price of a Common Share on that date; or

(ii) and if the Common Shares are not traded on that date, the closing sale price of a Common Share on the last trading date immediately preceding that date;

as reported on the principal securities exchange on which the Common Shares are traded; or

(b) if the Common Shares are traded in the over-the-counter market,

(i) and if the Common Shares are traded on that date, the average between the high bid and low asked price on that date; or

(ii) and if the Common Shares are not traded on that date, the average between the high bid and low asked price on the last trading date immediately preceding that date;

as reported in such over-the-counter market; provided, however, that (x) if the Common Shares are not so traded, or (y) if, in the discretion of the Committee, another means of determining the fair market value of a Common Share at such date shall be necessary or advisable, the Committee may provide for another method or means for determining such fair market value, which method or means shall comply with the requirements of a reasonable valuation method as described under Section 409A.

2.17 "Involuntary Termination" means the termination of the Participant's Service by reason of:

(a) The involuntary discharge of the Participant by the Company (or the Parent, Subsidiary or Affiliate employing him or her) for reasons other than Cause;

(b) The voluntary resignation of the Participant following (i) a material adverse change in his or her authority or responsibilities with the Company (or the Parent, Subsidiary or Affiliate employing him or her), (ii) a material reduction in his or her base salary or (iii) receipt of notice that his or her principal workplace will be relocated by more than 30 miles as a result of which his or her commute increase by at least 30 miles; provided that (1) within 30 days of the initial existence of the condition or conditions under (i), (ii) or (iii) the Participant provides written notice to the Company of the existence of such condition or conditions, (2) the Company fails to remedy such condition or conditions within 30 days following the receipt of such written notice (the “Cure Period”), and the Participant terminates employment with the Company within a reasonable period of time, not to exceed 60 days, following the end of the Cure Period; or

(c) Any other reason approved by the Committee.

2.18 "ISO" means an incentive stock option described in Section 422(b) of the Code.

2.19 "NSO" means a stock option not described in Sections 422 or 423 of the Code.

2.20 "Option" means an ISO or NSO granted under the Plan and entitling the holder to purchase Common Shares.

2.21 "Optionee" means an individual or estate holding an Option or SAR.

2.22 "Outside Director" means a member of the Board who is not an Employee.

2.23 "Own," "Owned," "Owner," "Ownership." a person or entity will be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities. For this purpose, an entity means a corporation, partnership, limited liability company or other entity.

2.24 "Parent" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

2.25 "Participant" means an individual or estate holding an Award.

        2.26 "Plan" means this Amended and Restated Cal-Maine Foods, Inc. 2012 Omnibus Long-Term Incentive Plan, as amended from time to time.

2.27 "Restricted Share" means a Common Share awarded under the Plan.

2.28 "Restricted Stock Agreement" means the agreement between the Company and the recipient of a Restricted Share that contains the terms, conditions and restrictions pertaining to such Restricted Share.

2.29 "SAR" means a stock appreciation right granted under the Plan.

2.30 "SAR Agreement" means the agreement between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to his or her SAR.

2.31 “Section 409A” shall mean Section 409A of the Code and all regulations and guidance promulgated thereunder as in effect from time to time.

2.32 "Service" means service as an Employee, Outside Director or Consultant.

2.33 "Stock Option Agreement" means the agreement between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to his or her Option.

2.34 "Stock Unit" means a bookkeeping entry representing the equivalent of one Common Share, as awarded under the Plan.

2.35 "Stock Unit Agreement" means the agreement between the Company and the recipient of a Stock Unit that contains the terms, conditions and restrictions pertaining to such Stock Unit.

2.36 "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

2.37 "Ten Percent Stockholder" means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or any Subsidiary.

ARTICLE 3. ADMINISTRATION.

3.1 Committee Composition. The Long-Term Incentive Plan Committee of the Board shall administer the Plan. The Committee shall consist exclusively of two or more members of the Board, who shall be appointed by the Board. In addition, each member of the Committee shall meet the following requirements:

(a) Any listing standards prescribed by the principal securities market on which the Company's equity securities are traded;

(b) Such requirements as the Securities and Exchange Commission may establish for administrators acting under plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act; and

(c) Any other requirements imposed by applicable law, regulations or rules.

3.2 Committee Responsibilities. The Committee shall (a) select the Employees, Outside Directors and Consultants who are to receive Awards under the Plan, (b) determine the type, number, vesting requirements and other features and conditions of such Awards, (c) determine to what extent any performance goals have been attained, (d) interpret the Plan, (e) make all other decisions relating to the operation of the Plan and (f) carry out any other duties delegated to it by the Board under the Plan. The Committee may adopt such rules or guidelines as it deems appropriate to implement the Plan. The Committee's determinations under the Plan shall be final and binding on all persons.

3.3 Non-Officer Grants. The Board (or the Committee if the Board has delegated to it authority to further delegate its responsibilities) may delegate its authority to administer the Plan to an additional committee of the Board, composed of one or more directors of the Company, or to the extent permitted by applicable law one or more officers of the Company. The members of such additional committee need not satisfy the requirements of Section 3.1. Such committee or individual(s) may (a) administer the Plan with respect to Employees and Consultants who are not Outside Directors and are not considered officers of the Company under Section 16 of the Exchange Act, (b) grant Awards under the Plan to such Employees and Consultants and (c) subject to any limitations imposed under the terms of the authority delegated, determine all features and conditions of such Awards. Within the limitations of this Section 3.3, any reference in the Plan to the Committee shall, where the context requires, include any such individual(s) or additional committee to whom the Board has delegated the required authority under this Section 3.3.

ARTICLE 4. SHARES AVAILABLE FOR GRANTS.

4.1 Basic Limitation. Common Shares issued pursuant to the Plan may be authorized but unissued shares or treasury shares. The aggregate number of Common Shares that may be issued under the Plan shall not exceed 2,000,000. Shares may be returned to the reserve pursuant to Section 4.2, but any such returns do not increase the aggregate number of shares that may be issued under the Plan. Of that number, as of August 7, 2020, 233,617 Common Shares remained available for grant and as of the Amended Effective Date, an additional 1,000,000 Common Shares were authorized with respect to grants under the Plan. On October 5, 2012, 500,000 shares were authorized for award by the shareholders. In 2014, a stock split adjusted the aggregate number of shares authorized to 1,000,000. The number of Common Shares that are subject to Awards outstanding at any time under the Plan shall not exceed the number of Common Shares that then remain available for issuance under the Plan.

Provided further, that a maximum of 1,233,617 Common Shares which are the remaining Common Shares available for award under the Plan may be issued upon the exercise of ISOs. The limitations of this Section 4.1 and Section 4.2 shall be subject to adjustment pursuant to Article 12.

4.2 Shares Returned to Reserve. To the extent that Options, SARs or Stock Units are forfeited or expire for any other reason before being exercised or settled in full, the Common Shares subject to such Options, SARs or Stock Units shall again become available for issuance under the Plan. With respect to SARs, if the SAR is payable in Common Shares, all Common Shares to which the SARs relate are counted against the Plan limits, rather than the net number of Common Shares delivered upon exercise of the SAR. If Restricted Shares or Common Shares issued upon the exercise of Options are reacquired by the Company pursuant to a forfeiture provision, then such Common Shares shall again become available for subsequent issuance under the Plan. The following Common Shares may not again be made available for issuance as Awards under the Plan: (i) Common Shares delivered or withheld in payment of the exercise price of an Option, (ii) Common Shares delivered or withheld from payment of an Award to satisfy tax obligations with respect to the Award, and (iii) Common Shares repurchased on the open market with the proceeds of the exercise price of an Option. To the extent that an Award is settled in cash rather than Shares, the cash settlement shall not reduce the number of Shares available for issuance under the Plan.

4.3 Dividend Equivalents. Any dividend equivalents paid or credited under the Plan shall not be applied against the number of Common Shares that may be issued under the Plan, whether or not such dividend equivalents are converted into Stock Units.

ARTICLE 5. ELIGIBILITY.

5.1 Incentive Stock Options. Only Employees who are common-law employees of the Company, a Parent or a Subsidiary shall be eligible for the grant of ISOs. In addition, an Employee who is a Ten Percent Stockholder shall not be eligible for the grant of an ISO unless the additional requirements set forth in Section 422(c)(5) of the Code are satisfied.

5.2 Other Grants. Only Employees, Outside Directors and Consultants shall be eligible for the grant of Restricted Shares, Stock Units, NSOs or SARs.

ARTICLE 6. OPTIONS.

6.1 Stock Option Agreement. Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The Stock Option Agreement shall specify whether the Option is an ISO or an NSO. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical.

6.2 Number of Shares. Each Stock Option Agreement shall specify the number of Common Shares subject to the Option, which number shall adjust in accordance with Article 12. Options granted to an Optionee in a single fiscal year of the Company shall not cover more than 75,000 Common Shares, except that Options granted to a new Employee in the fiscal year of the Company in which his or her Service commences may pertain to a maximum of 100,000 Common Shares. The limitations set forth in the preceding sentence shall be subject to adjustment in accordance with Article 12.

6.3 Exercise Price. Each Stock Option Agreement shall specify the Exercise Price, which shall not be less than 100% of the Fair Market Value of a Common Share on the date of grant. Notwithstanding the above, a Ten Percent Stockholder will not be granted an ISO unless the Exercise Price of each Option is at least 110% of the Fair Market Value of a Common Share on the date of grant and the Option is not exercisable after the expiration of five years from the date of grant. The preceding sentence shall not apply to Options granted pursuant to an assumption of, or substitution for, another option in a manner that would satisfy the requirements of Section 424(a) of the Code, whether or not such section is applicable.

6.4 Exercisability and Term. Each Stock Option Agreement shall specify the date or event when all or any installment of the Option is to become vested and/or exercisable. The Stock Option Agreement shall also specify the term of the Option; provided that the term of an Option shall in no event exceed 10 years from the date of grant (5 years for an ISO for a Ten (10%) Percent Stockholder). A Stock Option Agreement may provide for accelerated vesting and exercisability in the event of the Optionee's death, disability or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee's Service.

6.5 Effect of Change in Control. The Committee may determine, at the time of granting an Option or thereafter, that such Option shall become vested and exercisable as to all or part of the Common Shares subject to such Option in the event that a Change in Control occurs with respect to the Company or in the event that the Optionee is subject to an Involuntary Termination after a Change in Control. However, in the case of an ISO, the acceleration of vesting and exercisability shall not occur without the Optionee's written consent. In addition, acceleration of vesting and exercisability may be required under Section 12.3.

6.6 Death of Optionee. After an Optionee's death, any vested and exercisable Options held by such Optionee may be exercised by his or her beneficiary or beneficiaries. Each Optionee may designate one or more beneficiaries for this purpose by filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Optionee's death. If no beneficiary was designated or if no designated beneficiary survives the Optionee, then any vested and exercisable Options held by the Optionee may be exercised by his or her estate.

6.7 Modification or Assumption of Options. Except for adjustments pursuant to Section 12.1 or actions permitted to be taken by the Committee under Section 12.3 in the event of a Change in Control, unless approved by the stockholders of the Company, (a) the Exercise Price for any outstanding Option or SAR granted under this Plan may not be decreased after the date of grant and (b) an outstanding Option or SAR that has been granted under this Plan may not, as of any date that such Option or SAR has a per share Exercise Price that is greater than the then current fair market value of a Common Share, be surrendered to the Company as consideration for the grant of a new Option or SAR with a lower Exercise Price, Restricted Shares, Stock Units, a cash payment or Common Shares. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, materially impair his or her rights or obligations under such Option.

6.8 Buyout Provisions. Upon approval of the Committee, the Company may repurchase a previously granted Option from a Participant by mutual agreement before such Option has been exercised by payment to the Participant of the amount per Common Share by which: (i) the fair market value of the Common Shares subject to the Option on the business day immediately preceding the date of purchase exceeds (ii) the Exercise Price; provided, however, that no such buyout shall be permitted if prohibited by Section 6.7.

6.9 Tax Considerations Related to Option Modifications. Notwithstanding anything to the contrary in Section 6.7 or 6.8, in no event shall a modification of an Option otherwise permitted or consented to under the terms of the Plan be given effect if such modification would cause the Option to become a stock right subject to Section 409A (where such Option had not previously been so subject) unless the parties explicitly acknowledge and consent to the modification as one having that effect.

6.10 ISO Limitations. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which ISOs are exercisable for the first time by any Optionee during any calendar year (under all plans of the Company and Affiliates or Subsidiaries) exceeds $100,000 (or such other limit established in the Code) or otherwise does not comply with the rules governing ISOs, the Options or portions thereof that exceed such limit (according to the order in which they were granted) or otherwise do not comply with the rules will be treated as NSOs, notwithstanding any contrary provision of the applicable Option Agreement(s).

6.11 No Dividend Equivalent Rights. Participants holding Options shall not be entitled to any dividend equivalent rights for any period of time prior to exercise of the Option.

ARTICLE 7. PAYMENT FOR OPTION SHARES.

7.1 General Rule. The entire Exercise Price of Common Shares issued upon exercise of Options shall be payable in cash or cash equivalents at the time when such Common Shares are purchased, except that the Committee at its sole discretion may (a) accept payment of the Exercise Price in any other form(s) described in this Article 7 and (b) to prohibit the use of any method of consideration otherwise permitted under the Stock Option Agreement as long as such prohibition does not render the Optionee unable to exercise an otherwise exercisable Option. However, if the Optionee is an Outside Director or executive officer of the Company, he or she may pay the Exercise Price only with a form of consideration permitted under Section 13(k) of the Exchange Act.

7.2 Exercise/Sale. With the Committee's consent, all or any part of the Exercise Price and any withholding taxes may be paid by delivering (on a form prescribed by the Company) an irrevocable direction to a securities broker approved by the Company to sell all or part of the Common Shares being purchased under the Plan and to deliver all or part of the sales proceeds to the Company.

7.3 Other Forms of Payment. With the Committee's consent, all or any part of the Exercise Price and any withholding taxes may be paid in any other form of consideration (including through delivery of a full-recourse promissory note) that is consistent with applicable laws, regulations and rules. With the Committee’s consent, other permitted forms of payment are as follows:

(a)Pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of the stock subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;

(b)If an option is an NSO, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company will accept cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued. Shares of Common Stock will no longer be subject to an Option and will not be exercisable thereafter to the extent that:

(i) shares issuable upon exercise are reduced to pay the exercise price pursuant to the “net exercise;”

(ii) shares are delivered to the Participant as a result of such exercise, and (iii) shares are withheld to satisfy tax withholding obligations; or

(iii) in any form of legal consideration that may be acceptable to the Committee and specified in the applicable Option Agreement.

ARTICLE 8. STOCK APPRECIATION RIGHTS.

8.1 SAR Agreement. Each grant of a SAR under the Plan shall be evidenced by a SAR Agreement between the Optionee and the Company. Such SAR shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various SAR Agreements entered into under the Plan need not be identical.

8.2 Number of Shares. Each SAR Agreement shall specify the number of Common Shares to which the SAR pertains, which number shall adjust in accordance with Article 12. SARs granted to an Optionee in a single fiscal year shall in no event pertain to more than 75,000 Common Shares, except that SARs granted to a new Employee in the fiscal year of the Company in which his or her Service commences may pertain to a maximum of 100,000 Common Shares. The limitations set forth in the preceding sentence shall be subject to adjustment in accordance with Article 12.

8.3 Exercise Price. Each SAR Agreement shall specify the Exercise Price, which shall in no event be less than 100% of the Fair Market Value of a Common Share on the date of grant. The preceding sentence shall not apply to SARs granted pursuant to an assumption of, or substitution for, another SAR in a manner that would satisfy the requirements of Section 424(a) of the Code if such section were applicable.

8.4 Exercisability and Term. Each SAR Agreement shall specify the date when all or any installment of the SAR is to become vested and exercisable. The SAR Agreement shall also specify the term of the SAR; provided that the term of a SAR shall in no event exceed ten (10) years from the date of the grant. A SAR Agreement may provide for accelerated vesting and exercisability in the event of the Optionee's death, disability or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee's Service. A SAR granted under the Plan may provide that it will be vested and exercisable only in the event of a Change in Control.

8.5 Effect of Change in Control. The Committee may determine, at the time of granting a SAR or thereafter, that such SAR shall become vested and exercisable as to all or part of the Common Shares subject to such SAR in the event that the Company is subject to a Change in Control or in the event that the Optionee is subject to an Involuntary Termination after a Change in Control. In addition, acceleration of vesting and exercisability may be required under Section 12.3.

8.6 Exercise of SARs. Upon exercise of a SAR, the Optionee (or any person having the right to exercise the SAR after his or her death) shall receive from the Company (a) Common Shares, (b) cash or (c) a combination of Common Shares and cash, as the Committee shall determine. The amount of cash and/or the Fair Market Value of Common Shares received upon exercise of SARs shall, in the aggregate, not exceed the amount by which the Fair Market Value (on the date of surrender) of the Common Shares subject to the SARs exceeds the Exercise Price. If, on the date when a SAR expires, the Exercise Price is less than the Fair Market Value on such date but any portion of such SAR has not been exercised or surrendered, then such SAR shall automatically be deemed to be exercised as of such date with respect to such portion. A SAR Agreement may also provide for an automatic exercise of the SAR on an earlier date.

8.7 Death of Optionee. After an Optionee's death, any vested and exercisable SARs held by such Optionee may be exercised by his or her beneficiary or beneficiaries. Each Optionee may designate one or more beneficiaries for this purpose by filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Optionee's death. If no beneficiary was designated or if no designated beneficiary survives the Optionee, then any vested and exercisable SARs held by the Optionee may be exercised by his or her estate.

8.8 Modification or Assumption of SARs. Except for adjustments pursuant to Section 12.1 or actions permitted to be taken by the Committee under Section 12.3 in the event of a Change in Control, unless approved by the stockholders of the Company, (a) the Exercise Price for any outstanding SAR granted under this Plan may not be decreased after the date of grant and (b) an outstanding SAR that has been granted under this Plan may not, as of any date that such SAR has a per share Exercise Price that is greater than the then current fair market value of a Common Share, be surrendered to the Company as consideration for the grant of a new Option or SAR with a lower Exercise Price, Restricted Shares, Stock Units, a cash payment or Common Shares. The foregoing notwithstanding, no modification of a SAR shall, without the consent of the Optionee, materially impair his or her rights or obligations under such SAR.

8.9 Tax Considerations Related to SAR Modifications. Notwithstanding anything to the contrary in Section 8.8, in no event shall a modification of a SAR otherwise permitted or consented to under the terms of the Plan be given effect if such modification would cause the SAR to become a stock right subject to Section 409A (where such SAR had not previously been so subject) unless the parties explicitly acknowledge and consent to the modification as one having that effect.

8.10 No Dividend Equivalent Rights. Participants holding SARs shall not be entitled to any dividend equivalent rights for any period of time prior to exercise of the SAR.

ARTICLE 9. RESTRICTED SHARES.

9.1 Restricted Stock Agreement. Each grant of Restricted Shares under the Plan shall be evidenced by a Restricted Stock Agreement between the recipient and the Company. Such Restricted Shares shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Restricted Stock Agreements entered into under the Plan need not be identical.

9.2 Payment for Awards. Restricted Shares may be sold or awarded under the Plan for such consideration as the Committee may determine, including (without limitation) cash, cash equivalents, property, past services and future services, and such other methods of payment as are permitted under applicable law. If the Participant is an Outside Director or executive officer of the Company, he or she may pay for Restricted Shares with a promissory note only to the extent permitted by Section 13(k) of the Exchange Act. Within the limitations of the Plan and with prior stockholder approval, the Committee may accept the cancellation of outstanding options in return for the grant of Restricted Shares.

9.3 Vesting Conditions. Each Award of Restricted Shares may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Restricted Stock Agreement. Such conditions, at the Committee's discretion, may include one or more performance goals. A Restricted Stock Agreement may provide for accelerated vesting in the event of the Participant's death, disability, retirement or other events. The Committee may determine, at the time of granting Restricted Shares or thereafter, that all or part of such Restricted Shares shall become vested in the event that a Change in Control occurs with respect to the Company or in the event that the Participant is subject to an Involuntary Termination after a Change in Control.

9.4 Voting and Dividend Rights. The holders of Restricted Shares awarded under the Plan shall have the same voting, dividend and other rights as the Company's other stockholders. A Restricted Stock Agreement, however, may require that any cash dividends paid on Restricted Shares (a) be accumulated and paid when such Restricted Shares vest or (b) be invested in additional Restricted Shares. Such additional Restricted Shares shall be subject to the same conditions and restrictions as the Award with respect to which the dividends were paid. If the vesting of the Restricted Shares is based upon the attainment of performance goals, any and all cash and stock dividends paid with respect to such Restricted Shares shall be subject to the attainment of the performance goals applicable to the underlying Restricted Shares.

9.5 Section 83(b) Election. If a Participant makes an election under Section 83(b) of the Code to be taxed with respect to the Restricted Shares as of the date of transfer of the Restricted Shares rather than as of the date or dates upon which the Participant would otherwise be taxable under Section 83(a) of the Code, the Participant shall be required to deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service.

ARTICLE 10. STOCK UNITS.

10.1 Stock Unit Agreement. Each grant of Stock Units under the Plan shall be evidenced by a Stock Unit Agreement between the recipient and the Company. Such Stock Units shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Stock Unit Agreements entered into under the Plan need not be identical.

10.2 Payment for Awards. To the extent that an Award is granted in the form of Stock Units, no cash consideration shall be required of the Award recipients.

10.3 Vesting Conditions. Each Award of Stock Units may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Stock Unit Agreement. Such conditions, at the Committee's discretion, may include one or more performance goals. A Stock Unit Agreement may provide for accelerated vesting in the event of the Participant's death, disability, retirement or other events. The Committee may determine, at the time of granting Stock Units or thereafter, that all or part of such Stock Units shall become vested in the event that the Company is subject to a Change in Control or in the event that the Participant is subject to an Involuntary Termination after a Change in Control. In addition, acceleration of vesting may be required under Section 12.3.

10.4 Voting and Dividend Rights. The holders of Stock Units shall have no voting rights. Prior to settlement or forfeiture, any Stock Unit awarded under the Plan may, at the Committee's discretion, carry with it a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all cash dividends paid on one Common Share while the Stock Unit is outstanding. Dividend equivalents may be converted into additional Stock Units. Settlement of dividend equivalents may be made in the form of cash, in the form of Common Shares, or in a combination of both. Prior to distribution, any dividend equivalents that are not paid shall be subject to the same conditions and restrictions as the Stock Units to which they attach. If the vesting of the Stock Units is based upon the attainment of performance goals, any and all dividend equivalent rights with respect to the Stock Rights shall be subject to the attainment of the performance goals applicable to the underlying Stock Rights.

10.5 Form and Time of Settlement of Stock Units. Settlement of vested Stock Units may be made in the form of (a) cash, (b) Common Shares or (c) any combination of both, as determined by the Committee. The actual number of Stock Units eligible for settlement may be larger or smaller than the number included in the original Award, based on predetermined performance factors. Methods of converting Stock Units into cash may include (without limitation) a method based on the average Fair Market Value of Common Shares over a series of trading days. Vested Stock Units shall be settled in a lump sum. The distribution shall occur when all vesting conditions applicable to the Stock Units have been satisfied or have lapsed. Payment under a Stock Unit Agreement shall be made at such time as is specified in the Stock Unit Agreement.

10.6 Death of Recipient. Any Stock Units Award that becomes payable after the recipient's death shall be distributed to the recipient's beneficiary or beneficiaries. Each recipient of a Stock Units Award under the Plan shall designate one or more beneficiaries for this purpose by filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the

Award recipient's death. If no beneficiary was designated or if no designated beneficiary survives the Award recipient, then any Stock Units Award that becomes payable after the recipient's death shall be distributed to the recipient's estate.

10.7 Creditors' Rights. A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Stock Unit Agreement.

ARTICLE 11. OTHER AWARDS.

11.1 Awards under Other Plans. The Company may grant awards under other plans or programs. Such awards may be settled in the form of Common Shares issued under this Plan. Such Common Share shall be treated for all purposes under the Plan like Common Shares issued in settlement of Stock Units and shall, when issued, reduce the number of Common Shares available under Article 4.

ARTICLE 12. PROTECTION AGAINST DILUTION.

12.1 Adjustments. In the event of a subdivision of the outstanding Common Shares, a declaration of a dividend payable in Common Shares or a combination or consolidation of the outstanding Common Shares (by reclassification or otherwise) into a lesser number of Common Shares, corresponding adjustments shall automatically be made in each of the following:

(a) The number of Options, SARs, Restricted Shares and Stock Units available for future Awards under Article 4;

(b) The limitations set forth in Sections 6.2 and 8.2;

(c) The number of Common Shares covered by each outstanding Option, SAR or Restricted Share;

(d) The Exercise Price under each outstanding Option and SAR and the repurchase price, if any, applicable to Restricted Shares; or

(e) The number of Stock Units included in any prior Award that has not yet been settled. In the event of a declaration of an extraordinary dividend payable in a form other than Common Shares in an amount that has a material effect on the price of Common Shares, a recapitalization, a spin-off or a similar occurrence, the Committee shall make such adjustments as it, in its sole discretion, deems appropriate in one or more of the foregoing. Except as provided in this Article 12, a Participant shall have no rights by reason of any issuance by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class.

12.2 Dissolution or Liquidation.  To the extent not previously exercised or settled, Options, SARs and Stock Units shall terminate immediately prior to the dissolution or liquidation of the Company.

12.3 Reorganizations. In the event that the Company is party to a Corporate Transaction, all outstanding Awards shall be subject to the definitive transaction agreement. Such agreement shall provide for one or more of the following:

(a) The continuation of such outstanding Awards by the Company (if the Company is the surviving corporation).

(b) The assumption of such outstanding Awards by the surviving corporation or its parent, provided that the assumption of Options or SARs shall comply with Section 409A of the Code, if applicable, and with Section 424(a) of the Code for any Options that are ISOs.

(c) The substitution by the surviving corporation or its parent of new awards for such outstanding Awards, provided that the substitution of Options or SARs shall comply with Section 409A of the Code, if applicable, and with Section 424(a) of the Code for any Options that are ISOs.

(d) The cancellation of such outstanding Options and SARs. The Optionees shall be able to exercise vested Options and SARs during a period of not less than five full business days preceding the closing date of the transaction, unless (i) a shorter period is required to permit a timely closing of such transaction and (ii) such shorter period still offers the Optionees a reasonable opportunity to exercise such Options and SARs. Any exercise of such Options and SARs during such period may be contingent on the closing of the transaction.

(e) The cancellation of vested outstanding Options and SARs and a payment to the Optionees equal to the excess of (i) the Fair Market Value of the Common Shares subject to such Options and SARs as of the closing date of the transaction over (ii) their Exercise Price. Such payment shall be made in the form of cash, cash equivalents, or securities of the surviving corporation or its parent with a Fair Market Value equal to the required amount. If the Exercise Price of the Common Shares subject to such Options and SARs exceeds the Fair Market Value of such Common Shares, then such Options and SARs may be canceled without making a payment to the Optionees. For purposes of this Subsection (e), the Fair Market Value of any security shall be determined without regard to any vesting conditions that may apply to such security. Notwithstanding the above, vested ISOs may be assumed by the surviving corporation or its parent instead of being canceled as long as Section 424(a) of the Code is met.

(f) The cancellation of outstanding vested Stock Units and a payment to the Participants equal to the Fair Market Value of the Common Shares subject to such Stock Units as of the earliest of the closing date of the transaction or a date that is not later than the date that is two and one-half (2 ½) months after the end of the calendar year of vesting. Such payment shall be made in the form of cash, cash equivalents, or securities of the surviving corporation or its parent with a Fair Market Value equal to the required amount. Such payment shall be made in a lump sum. For purposes of this Subsection (f), the Fair Market Value of any security shall be determined without regard to any vesting conditions that may apply to such security.

ARTICLE 13. PAYMENT OF DIRECTOR'S FEES IN SECURITIES.

13.1 Effective Date. No provision of this Article 13 shall be effective unless and until the Board has determined to implement such provision.

13.2 Elections to Receive NSOs, Restricted Shares or Stock Units. An Outside Director may elect to receive his or her annual retainer payments and/or meeting fees from the Company in the form of cash, NSOs, Restricted Shares or Stock Units, or a combination thereof, as determined by the Board. Such NSOs, Restricted Shares and Stock Units shall be issued under the Plan. An election under this Article 13 shall be filed with the Company on the prescribed form.

13.3 Number and Terms of NSOs, Restricted Shares or Stock Units. The number of NSOs, Restricted Shares or Stock Units to be granted to Outside Directors in lieu of annual retainers and meeting fees that would otherwise be paid in cash shall be calculated in a manner determined by the Board. The terms of such NSOs, Restricted Shares or Stock Units shall also be determined by the Board.

ARTICLE 14. LIMITATION ON RIGHTS.

14.1 Retention Rights. Neither the Plan nor any Award granted under the Plan shall be deemed to give any individual a right to remain an Employee, Outside Director or Consultant. The Company and its Parents, Subsidiaries and Affiliates reserve the right to terminate the Service of any Employee, Outside Director or Consultant at any time, with or without cause, subject to applicable laws, the Company's certificate of incorporation and by-laws and a written employment agreement (if any).

14.2 Stockholders' Rights. Except as set forth in Section 9.4 or Section 10.4 above, a Participant shall have no dividend rights, voting rights or other rights as a stockholder with respect to any Common Shares covered by his or her Award prior to the time when a stock certificate for such Common Shares is issued or, if applicable, the time when he or she becomes entitled to receive such Common Shares by filing any required notice of exercise and paying any required Exercise Price. No adjustment shall be made for cash dividends or other rights for which the record date is prior to such time, except as expressly provided in the Plan.

14.3 Regulatory Requirements. Any other provision of the Plan notwithstanding, the obligation of the Company to issue Common Shares under the Plan shall be subject to all applicable laws, rules and regulations and such approval by any regulatory body as may be required. The Company reserves the right to restrict, in whole or in part, the delivery of Common Shares pursuant to any Award prior to the satisfaction of all legal requirements relating to the issuance of such Common Shares, to their registration, qualification or listing or to an exemption from registration, qualification or listing.

ARTICLE 15. TAXES.

15.1 General. To the extent required by applicable federal, state, local or foreign law, a Participant or his or her successor shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with the Plan. The Company shall not be required to issue any Common Shares or make any cash payment under the Plan until such obligations are satisfied.

15.2 Share Withholding. To the extent that applicable law subjects a Participant to tax withholding obligations, the Committee shall require that the Participant satisfy such withholding obligations by remitting cash to the Company unless, in the Company’s discretion, the Company decides to withhold all or a portion of any Common Shares that otherwise would be issued to the Participant. Such Common Shares shall be valued at their Fair Market Value on the date when they are withheld. This Section 15.2 shall apply only to the minimum extent required by applicable tax laws.

15.3 Section 409A Matters. Unless otherwise expressly set forth in an Award agreement, it is intended that Awards granted under the Plan shall be exempt from Section 409A, and any ambiguity in the terms of Awards and of the Plan shall be interpreted consistently with this intent. To the extent the Committee determines that any Award granted under the Plan is subject to Section 409A, the agreement evidencing such Award will incorporate the terms and conditions required by Section 409A. To the extent applicable, the Plan and agreement will be interpreted in accordance with Section 409A. Notwithstanding any provision of the Plan, in the event that following the Amendment Effective Date the Committee determines that any Award may be subject to Section 409A, the Committee may adopt such amendments to the Plan and/or the applicable agreement or adopt policies and procedures or take any other action or actions, including an action or amendment with retroactive effect, that the Committee determines is necessary or appropriate to (i) exempt the Award from the application Section 409A or (ii) comply with the requirements of Section 409A. Notwithstanding anything to the contrary in this Plan (or any Award agreement), if the Common Shares are publicly traded, and if a Participant holding an Award that it determined to be “deferred compensation” under Section 409A is a “specified employee” for purposes of Section 409A, no distribution or payment of any amount that is due because of a “separation from service” (as defined in Section 409A o) will be issued or paid before the date that is six (6) months following the date of such Participant’s “separation of service” or, if earlier, the date of the Participant’s death, unless such distribution or payment can be made in a manner that complies with Section 409A, and any amounts so deferred with be paid in a lump sum on the day after such six (6) month period elapses.

ARTICLE 16. LIMITATION ON PAYMENTS.

16.1 Scope of Limitation. This Article 16 shall apply to an Award only if:

(a) The independent auditors selected for this purpose by the Committee (the "Auditors") determine that the after-tax value of such Award to the Participant, taking into account the effect of all federal, state and local income taxes, employment taxes and excise taxes applicable to the Participant (including the excise tax under Section 4999 of the Code), will be greater after the application of this Article 16 than it was before the application of this Article 16; or

(b) The Committee, at the time of making an Award under the Plan or at any time thereafter, specifies in writing that such Award shall be subject to this Article 16 (regardless of the after-tax value of such Award to the Participant).

If this Article 16 applies to an Award, it shall supersede any contrary provision of the Plan or of any Award granted under the Plan.

16.2 Basic Rule. In the event that the Auditors determine that any payment or transfer by the Company under the Plan to or for the benefit of a Participant (a "Payment") would be nondeductible by the Company for federal income tax purposes because of the provisions concerning "excess parachute payments" in Section 280G of the Code, then the aggregate present value of all Payments shall be reduced (but not below zero) to the Reduced Amount. For purposes of this Article 16, the "Reduced Amount" shall be the amount, expressed as a present value, which maximizes the aggregate present value of the Payments without causing any Payment to be nondeductible by the Company because of Section 280G of the Code.

16.3 Reduction of Payments. If the Auditors determine that any Payment would be nondeductible by the Company because of Section 280G of the Code, then the Company shall promptly give the Participant notice to that effect and a copy of the detailed calculation thereof and of the Reduced Amount. If none of the payments are subject to Section 409A, the Participant may then elect, in his or her sole discretion, which and how much of the Payments shall be eliminated or reduced (as long as after such election the aggregate present value of the Payments equals the Reduced Amount) and shall advise the Company in writing of his or her election within 10 days of receipt of notice. If no such election is made by the Participant within such 10-day period, or if any Payment is subject to Section 409A, the reduction will occur in the following order: (i) cancellation of acceleration of vesting of any equity Awards for which the exercise price (if any) exceeds the then-Fair Market Value of the underlying equity; (ii) reduction of cash payments (with such reduction being applied to the payments in the reverse order in which they would otherwise be made (that is, later payments will be reduced before earlier payments )); and (iii) cancellation of acceleration of vesting of equity Awards not covered under (i) above; provided, however, that in the event that acceleration of vesting of equity Awards is to be canceled, such acceleration of vesting will be canceled in the reverse order of the date of grant of such equity Awards (that is, later equity Awards will be canceled before earlier equity awards). If two or more equity Awards are granted on the same date, each Award will be reduced on a pro-rata basis. For purposes of this Article 16, present value shall be determined in accordance with Section 280G(d)(4) of the Code. All determinations made by the Auditors under this Article 16 shall be binding upon the Company and the Participant and shall be made within 60 days of the date when a Payment becomes payable or transferable. As promptly as practicable following such determination and the elections hereunder, the Company shall pay or transfer to or for the benefit of the Participant such amounts as are then due to him or her under the Plan and shall promptly pay or transfer to or for the benefit of the Participant in the future such amounts as become due to him or her under the Plan.

16.4 Overpayments and Underpayments. As a result of uncertainty in the application of Section 280G of the Code at the time of an initial determination by the Auditors hereunder, it is possible that Payments will have been made by the Company which should not have been made (an "Overpayment") or that additional Payments which will not have been made by the Company could have been made (an "Underpayment"), consistent in each case with the calculation of the Reduced Amount hereunder. In the event that the Auditors, based upon the assertion of a deficiency by the Internal Revenue Service against the Company or the Participant that the Auditors believe has a high probability of success, determine that an Overpayment has been made, such Overpayment shall be treated for all purposes as a loan to the Participant that he or she shall repay to the Company, together with interest at the applicable federal rate provided in Section 7872(f)(2) of the Code; provided, however, that no amount shall be payable by the Participant to the Company if and to the extent that such payment would not reduce the amount that is subject to taxation under Section 4999 of the Code. In the event that the Auditors determine that an Underpayment has occurred, such Underpayment shall promptly be paid or transferred by the Company to or for the benefit of the Participant, together with interest at the applicable federal rate provided in Section 7872(f)(2) of the Code.

16.5 Related Corporations. For purposes of this Article 16, the term "Company" shall include affiliated corporations to the extent determined by the Auditors in accordance with Section 280G(d)(5) of the Code.

ARTICLE 17. FUTURE OF THE PLAN.

17.1 Term of the Plan. The Plan, as set forth herein, shall become effective on October 2, 2020. The Plan shall remain in effect until the earlier of (a) the date when the Plan is terminated under Section 17.2 or (b) October 2, 2032.

17.2 Amendment or Termination. Except as provided in Section 17.3, the Board may, at any time and for any reason, amend or terminate the Plan. No Awards shall be granted under the Plan after the termination thereof. The termination of the Plan, or any amendment thereof, shall not affect any Award previously granted under the Plan.

17.3 Stockholder Approval. No amendment to the Plan may:

(a) without the approval of the stockholders, (i) increase, subject to adjustments permitted herein, the maximum number of Common Shares that may be issued through the Plan, (ii) materially increase the benefits accruing to Participants under the Plan, (iii) materially expand the classes of persons eligible to participate in the Plan, (iv) expand the types of Awards available for grant under the Plan, (v) materially extend the term of the Plan, (vi) materially change the method of determining the Exercise Price of Options or SARs, or (vii) amend Sections 6.7 or 8.8 to permit a reduction in the Exercise Price of Options or SARs; or

(b) materially impair, without the consent of the recipient, an Award previously granted.

ARTICLE 18. MISCELLANEOUS.

18.1 Unfunded Plan/No Establishment of a Trust Fund. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative, or any other person. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts, except as expressly set forth in the Plan. No property shall be set aside nor shall a trust fund of any kind be established to secure the rights of any Participant under the Plan. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.

18.2 Indemnification of the Committee. The Company shall indemnify each present and future member of the Committee against, and each member of the Committee shall be entitled without further action on his or her part to indemnity from the Company for, all expenses (including attorney's fees, the amount of judgments and the amount of approved settlements made with a view to the curtailment of costs of litigation, other than amounts paid to the Company itself) reasonably incurred by such member in connection with or arising out of any action, suit or proceeding in which such member may be involved by reason of such member being or having been a member of the Committee, whether or not he or she continues to be a member of the Committee at the time of incurring the expenses, including, without limitation, matters as to which such member shall be finally adjudged in any action, suit or proceeding to have been negligent in the performance of such member's duty as a member of the Committee. However, this indemnity shall not include any expenses incurred by any member of the Committee in respect of matters as to which such member shall be finally adjudged in any action, suit or proceeding to have been guilty of willful misconduct in the performance of his duty as a member of the Committee.  In addition, no right of indemnification under the Plan shall be available to or enforceable by any member of the Committee unless, within 60 days after institution of any action, suit or proceeding, such member shall have offered the Company, in writing, the opportunity to handle and defend same at its own expense.  This right of indemnification shall inure to the benefit of the heirs, executors or administrators of each member of the Committee and shall be in addition to all other rights to which a member of the Committee may be entitled as a matter of law, contract or otherwise.

18.3 Severability.  In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

18.4 Headings.  Headings of Articles and Sections are included for convenience of reference only and do not constitute part of the Plan and shall not be used in construing the terms and provisions of the Plan.

18.5 Other Compensation Plans.  The adoption of the Plan shall not affect any other option, incentive or other compensation or benefit plans in effect for the Company or any Affiliate, nor shall the Plan preclude the Company from establishing any other forms of incentive compensation arrangements for Employees, Directors or Consultants.

18.6 Successors. All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

18.7 Law Limitations/Governmental Approvals.  The granting of Awards and the issuance of Common Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. All grants and awards under the Plan are subject to the condition subsequent that an appropriate Agreement be signed by the parties.

18.8 Regulatory Approval and Listings. The Company shall use its best efforts to file with the Securities and Exchange Commission as soon as practicable following approval of the Plan by the stockholders of the Company as provided in Article I, and keep continuously effective, a Registration Statement on Form S-8 with respect to Common Shares subject to Awards.

18.9 Delivery of Title.  The Company shall have no obligation to issue or deliver evidence of title for Common Shares issued under the Plan prior to (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and (b) completion of any registration or other qualification of the Common Shares under any applicable national or state law or ruling of any governmental body that the Company determines to be necessary or advisable.

18.10 Inability to Obtain Authority.  The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Common Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Common Shares as to which such requisite authority shall not have been obtained.

18.11 Investment Representations.  The Committee may require any person receiving Common Shares pursuant to an Award under the Plan to represent and warrant in writing that the person is acquiring the Common Shares for investment and without any present intention to sell or distribute such Common Shares.

18.12 Arbitration of Disputes.  Any controversy arising out of or relating to the Plan or an Award Agreement shall be resolved by arbitration conducted in Jackson, Mississippi, pursuant to the arbitration rules of the American Arbitration Association.  The arbitration shall be final and binding on the parties.

18.13 No Fractional Shares.  No fractional Common Shares shall be issued or delivered pursuant to the Plan or any Award.  The Committee shall determine whether cash, additional Awards, or other property shall be issued or paid in lieu of fractional Common Shares or whether such fractional Common Shares or any rights thereto shall be forfeited or otherwise eliminated.

18.14 Clawback/Recovery. All Awards granted under the Plan will be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, the Committee may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Board determines necessary or appropriate, including but not limited to a reacquisition right in respect of previously acquired shares of Common Stock or other cash or property upon the occurrence of Cause.

18.15 Transferability of Awards. Awards may not be sold, assigned, transferred, pledged or otherwise encumbered by the Participant to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an ISO, pursuant to a qualified domestic relations order and, except as provided above, during the life of the Participant, shall be exercisable only by the Participant.

18.16 Paperless Administration. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Participant may be permitted through the use of such an automated system.

18.17 Governing Law. The provisions of the Plan and the rights of all persons claiming thereunder shall be construed, administered and governed under the laws of the State of Mississippi, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Award Agreement, recipients of an Award under the Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of the State of Mississippi, to resolve any and all issues that may arise out of or relate to the Plan or any related Award Agreement.

VOTE

Using a **black ink** pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. [X]

Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all nominees and FOR Proposals 2 - 4.

1. Election of Directors:

☐ **Mark here to vote FOR all nominees**

☐ **Mark here to WITHHOLD vote from all nominees**

☐ To allocate your votes among nominees for director utilizing cumulative voting, indicate the number of votes for each director opposite the name of each nominee.

01 - *Adolphus B. Baker ______	02 - *Max P. Bowman ______	03 - *Letitia C. Hughes ______
04 - *Sherman L. Miller ______	05 - *James E. Poole ______	06 - *Steve W. Sanders ______

Please refer to the Proxy Statement for a discussion of cumulative voting.

	For	Against	Abstain
2. Approval of the Amended and Restated Cal-Maine Foods, Inc. 2012 Omnibus Long-Term Incentive Plan	☐	☐	☐
3. Advisory vote to Approve our Executive Compensation	☐	☐	☐
4. Ratification of Frost, PLLC as the Company's Independent Registered Public Accounting Firm for fiscal year 2021	☐	☐	☐

5. In their discretion, the proxies are authorized to vote upon such other business as may property come before the meeting and any adjournments thereof. If a nominee for director is unable to serve, or for good cause, will not serve as director, the proxies may vote for any person for director in their discretion

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

1. Sign your name exactly as it appears on the label. 2. When signing as attorney, executor, administrator, trustee, or guardian, please state full title as such. 3. If a corporation, please sign in full corporate name by president or other authorized officer. 4. If a partnership, please sign in partnership name by authorized person. 5. When shares are held jointly, both stockholders must sign this proxy.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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1 U P X 4 7 1 1 0 0

03AZNB

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

2020 PROXY — CAL-MAINE FOODS, INC.

THIS PROXY IS BEING SOLICITED BY THE COMPANY'S BOARD OF DIRECTORS.

The undersigned hereby appoints Adolphus B. Baker and Max P. Bowman, or either of them, as proxies with the power to appoint their substitutes and hereby authorizes them to represent and vote, as designated below, all the shares of the Common Stock and/or Class A Common Stock of Cal-Maine Foods, Inc. (the "Company"), held of record by the undersigned on August 7, 2020, at the Annual Meeting of Stockholders of the Company, to be held on October 2, 2020, and at any adjournment thereof, with all powers the undersigned would possess if personally present.

When properly executed, this proxy will be voted in the manner directed. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES LISTED, FOR THE APPROVAL OF THE AMENDED AND RESTATED CAL-MAINE FOODS, INC. 2012 OMNIBUS LONG-TERM INCENTIVE PLAN, FOR APPROVAL OF OUR EXECUTIVE COMPENSATION, AND FOR RATIFICATION OF THE APPOINTMENT OF FROST, PLLC AS THE COMPANY'S REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2021. The undersigned hereby revokes any proxy heretofore given by the undersigned to vote at the Annual Meeting. This proxy may be revoked prior to its exercise, either in person or in writing.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY USING THE ENCLOSED POSTAGE-PAID ENVELOPE

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ENDORSEMENT_LINE______________ SACKPACK_____________

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MR A SAMPLE
DESIGNATION (IF ANY)
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Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

Annual Meeting Voting Instructions — KSOP VOTING INSTRUCTIONS

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all nominees and FOR Proposals 2 – 4.

1. Election of Directors:

☐ Mark here to vote FOR all nominees

☐ Mark here to WITHHOLD vote from all nominees

☐ To allocate your votes among nominees for director utilizing cumulative voting, indicate the number of votes for each director opposite the name of each nominee.

01 - *Adolphus B. Baker ______ 02 - *Max P. Bowman ______ 03 - *Letitia C. Hughes ______
04 - *Sherman L. Miller ______ 05 - *James E. Poole ______ 06 - *Steve W. Sanders ______

Please refer to the Proxy Statement for a discussion of cumulative voting.

Proposal	For	Against	Abstain
2. Approval of the Amended and Restated Cal-Maine Foods, Inc. 2012 Omnibus Long-Term Incentive Plan	☐	☐	☐
3. Advisory vote to Approve our Executive Compensation	☐	☐	☐
4. Ratification of Frost, PLLC as the Company's Independent Registered Public Accounting Firm for fiscal year 2021	☐	☐	☐

5. In their discretion, the proxies are authorized to vote upon such other business as may property come before the meeting and any adjournments thereof. If a nominee for director is unable to serve, or for good cause, will not serve as director, the proxies may vote for any person for director in their discretion

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

1. Sign your name exactly as it appears on the label. 2. When signing as attorney, executor, administrator, trustee, or guardian, please state full title as such. 3. If a corporation, please sign in full corporate name by president or other authorized officer. 4. If a partnership, please sign in partnership name by authorized person. 5. When shares are held jointly, both stockholders must sign this proxy.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
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C 1234567890 J N T
1 U P X 4 7 1 1 0 0

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

03AZ0B

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Voting Instructions — CAL-MAINE FOODS, INC. KSOP VOTING INSTRUCTIONS

THESE VOTING INSTRUCTIONS ARE BEING SOLICITED BY THE COMPANY'S BOARD OF DIRECTORS.

The undersigned hereby directs the Administrative Committee of the Cal-Maine Foods, Inc. KSOP to instruct the Trustee of the KSOP to vote the undersigned's shares of Common Stock of Cal-Maine Foods, Inc. in the undersigned's account in the Cal-Maine Foods, Inc. KSOP held by the undersigned on August 7, 2020, at the Annual Meeting of Stockholders of the Company, to be held on October 2, 2020, and at any adjournment thereof, with all powers the undersigned would possess if personally present.

When properly executed, these voting instructions will be carried out in the manner directed. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES LISTED, FOR THE APPROVAL OF THE AMENDED AND RESTATED CAL-MAINE FOODS, INC. 2012 OMNIBUS LONG-TERM INCENTIVE PLAN, FOR APPROVAL OF OUR EXECUTIVE COMPENSATION, AND FOR RATIFICATION OF THE APPOINTMENT OF FROST, PLLC AS THE COMPANY'S REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2021. The undersigned hereby revokes any voting instructions heretofore given by the undersigned regarding voting at the Annual Meeting. These voting instructions may be revoked in writing prior to their exercise.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY USING THE ENCLOSED POSTAGE-PAID ENVELOPE

C Non-Voting Items

Change of Address — Please print new address below.